As filed with the Securities and Exchange Commission on July 6, 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


    The AES Corporation                Delaware               54-1163725
       AES Trust VII                   Delaware                pending
(Exact name of Registrant as      (State or other          (I.R.S. employer
 specified in its charter)        jurisdiction of       identification number)
                                  incorporation or
                                  organization)

                             1001 North 19th Street
                            Arlington, Virginia 22209
                                 (703) 522-1315
                   (Address, including zip code, and telephone
                         number, including area code, of
                    Registrant's principal executive offices)

                                 Barry J. Sharp
                             1001 North 19th Street
                            Arlington, Virginia 22209
                                 (703) 522-1315
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------


                                   Copies to:
                            Richard D. Truesdell, Jr.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                             -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                             -----------------------


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                             Proposed      Proposed Maximum
                                                             Maximum       Aggregate Price    Proposed Maximum    Amount of
                     Title of Each Class of                Amount to be          Per              Aggregate      Registration
                   Securities to be Registered            Registered(1)        Unit (4)      Offering Price (4)      Fee
                   ---------------------------            -------------        --------      ------------------  ------------
$3.00 Trust Convertible Preferred Securities of
AES Trust VII ("preferred securities") . . . . . . . . .    9,200,000           $50             $460,000,000       $121,440
6%  Junior Subordinated Debt Securities of
The AES Corporation ("junior subordinated debentures")(2)
Common Stock of The AES Corporation ("common stock")(3)
Guarantees of Preferred Securities of AES Trust VII by
The AES Corporation ("preferred securities guarantee")(5)

-------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.

(2) $460,000,000 in aggregate principal amount of junior subordinated debentures were issued and sold to AES Trust VII (the "Trust") in connection with the issuance by the Trust of 9,200,000 of its preferred securities. The junior subordinated debentures may be distributed, under certain circumstances, to the holders of preferred securities for no additional consideration.

(3) 9,946,120 shares of common stock are issuable initially upon conversion of the preferred securities being registered hereunder at the conversion rate of 1.0811 shares of common stock for each preferred security. An indeterminate number of shares of common stock as may be issuable upon conversion of the preferred securities registered hereunder, including such shares as may be issuable pursuant to antidilution adjustments. The common stock issuable upon conversion of the preferred securities, if issued, will be issued for no additional consideration.

(4)  Exclusive of accrued interest and distributions, if any.

(5) No separate consideration will be received for the preferred securities guarantee or any back-up undertakings. Includes the rights of holders of the preferred securities of the Trust under the preferred securities guarantee and back-up undertakings, consisting of obligations by The AES Corporation to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of the Trust and such other obligations of The AES Corporation set forth in the Amended and Restated Declaration of Trust, the junior subordinated debentures indenture and supplemental indentures thereto, in each case as further described in the Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION DATED JULY 6, 2000

PROSPECTUS

                                    9,200,000

                  $3.00 Trust Convertible Preferred Securities
                                  AES Trust VII

                      (liquidation amount $50 per security)
  fully and unconditionally guaranteed by and convertible into common stock of

                                     [LOGO]

                               The AES Corporation

                             -----------------------

     The selling securityholders identified in this prospectus may offer, from time to time, up to 9,200,000 $3.00 Trust Convertible Preferred Securities of AES Trust VII, which we refer to in this prospectus as the preferred securities, or certain other securities that the preferred securities are exchangeable or convertible into. The preferred securities represent undivided preferred beneficial ownership interests in the assets of AES Trust VII, which we refer to in this prospectus as the Trust.

     The Trust is a Delaware trust, created for the sole purpose of issuing the preferred securities and common securities of the Trust and using the proceeds from the issuance to purchase our 6% Junior Subordinated Convertible Debentures due 2008, which we refer to in this in this prospectus as the junior subordinated debentures.

     Each preferred security is convertible into 1.0811 shares of our common stock at any time prior to the close of business on May 14, 2008. This conversion ratio is subject to adjustment, as described in this prospectus.

     The selling securityholders may sell these securities from time to time directly to purchasers or through agents, underwriters or dealers. If required, the names of any other selling securityholders, agents or underwriters involved in the sale of these securities and any applicable agent's commission, dealer's purchase price or underwriter's discount will be set forth in a supplement to this prospectus.

     We will not receive any proceeds from the sale of these securities by the selling securityholders. We will not be paying any underwriting discounts or commissions in the offering of these securities by the selling securityholders.

     You should read this prospectus and any supplement carefully before you invest.

                             -----------------------

              Our common stock trades on the New York Stock Exchange under the symbol "AES". On July 5, 2000, the last reported sale price of our common stock was $46.94.

                             -----------------------

           Investing in these securities involves certain risks. See
                      "Risk Factors" beginning on page 9.

                             -----------------------


     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is o, 2000.

                             -----------------------

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The selling securityholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                             -----------------------


                                TABLE OF CONTENTS

                             -----------------------

                                                                           Page
                                                                           ----


About This Prospectus..........................................................2
Summary Information............................................................3
The Offering...................................................................5
Risk Factors...................................................................9
Where You Can Find More Information...........................................19
Incorporation of Documents by Reference.......................................19
Special Note on Forward-Looking Statements....................................20
The Company...................................................................20
Use of Proceeds...............................................................20
Ratio of Earnings to Fixed Charges............................................21
Price Range of AES Common Stock and Dividend Policy...........................21
AES Trust VII.................................................................22
Description of Preferred Securities...........................................24
Description of Preferred Securities Guarantees................................40
Description of the Junior Subordinated Debentures.............................42
Relationship Between the Preferred Securities, the Junior
   Subordinated Debentures and the Preferred Securities Guarantee.............50
Certain United States Federal Income Tax Considerations.......................51
ERISA Considerations..........................................................56
Selling Securityholders.......................................................57
Plan of Distribution..........................................................58
Legal Matters.................................................................59
Experts.......................................................................59


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling securityholders may sell the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

                               SUMMARY INFORMATION
                              Questions and Answers

     This summary provides a brief overview of the key aspects of the preferred securities. You should carefully read this prospectus to understand fully the terms of the preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page 9 of this prospectus to determine whether an investment in the preferred securities is appropriate for you.

What are the preferred securities?

     Each preferred security represents an undivided beneficial interest in the assets of AES Trust VII, which we refer to in this prospectus as the Trust. Each preferred security will entitle the holder to receive cash distributions as described in this prospectus.

Who is the Trust?

     The Trust is a Delaware business trust and a subsidiary of The AES Corporation, which we refer to in this prospectus as AES. Its principal place of business is c/o The AES Corporation, 1001 North 19th Street, Arlington, Virginia 22209, and its telephone number is (703) 522-1315. All of the common securities of the Trust are owned by AES. The Trust used the proceeds from the sale of the preferred securities and the common securities, which together we refer to in this prospectus as the Trust securities, to the initial purchasers to buy a series of junior subordinated deferrable interest debentures, which we refer to as the junior subordinated debentures, from AES with the same financial terms as the preferred securities.

Who is The AES Corporation?

     We are a global power company. The mailing address of our principal executive office is 1001 North 19th Street, Arlington, Virginia 22209 and our telephone number is (703) 522-1315.

When will you receive distributions on the preferred securities?

     The Trust's only source of cash to make payments on the preferred securities are payments on the junior subordinated debt trust securities it purchases from us. If you purchase the preferred securities, you are entitled to receive cumulative cash distributions at an annual rate of $3.00 per preferred security, accruing from the date of original issuance of the preferred securities and payable (except as described below) quarterly in arrears on February 15, May 15, August 15 and November 15 of each year beginning on August 15, 2000.

When will payment of your distributions be deferred?

     If we defer interest payments on the junior subordinated debentures, the Trust will defer distributions on the preferred securities for up to 20 consecutive quarters. During any deferral period, with certain exceptions, we will not be permitted to:

     o declare or pay a dividend or make any distributions on our capital stock or redeem, purchase, acquire or make a liquidation payment on any of our capital stock or make any guarantee payments relating to the foregoing; or

     o make an interest, principal or premium payment on, or repurchase or redeem any of our debt securities that rank equal with or junior to the junior subordinated debentures.

When can the Trust redeem the preferred
securities?

     The Trust must redeem all of the outstanding trust securities on May 15, 2008. In addition, if we redeem any junior subordinated debentures before their maturity, the Trust will use the cash it receives from the redemption to redeem, on a pro rata basis, preferred securities and common securities having a combined liquidation amount equal to the principal amount of the junior subordinated debentures redeemed.

     We can redeem some or all of the junior subordinated debentures before their maturity on one or more occasions in whole or in part at the prices specified in this prospectus at any time on or after May 19, 2003, and at any time at 100% of their principal amount if certain changes in laws occur and certain other conditions are satisfied, as more fully described under "Description of the Preferred Securities--Special Event Redemption or Distribution".

What is AES's guarantee of the preferred securities?

     We have irrevocably guaranteed that if a payment on the junior subordinated debentures is made to the Trust but for any reason, the Trust does not make the corresponding distribution or redemption payment to the holders of the preferred securities, then we will make the payments directly to the holders of the preferred securities. The guarantee does not cover payments when the Trust does not have sufficient funds to make payments on the preferred securities. Our obligations under the guarantee are subordinated as described under "Description of the Preferred Securities Guarantee-- Status of the Preferred Securities Guarantee".

When could the junior subordinated debentures be distributed to you?

     We have the right to dissolve the Trust at any time. If we terminate the Trust, the Trust will redeem the preferred securities by distributing the junior subordinated debentures to holders of the preferred securities and the common securities on a ratable basis.

Will holders of the preferred securities have any voting rights?

     Generally, the holders of the preferred securities will not have any voting rights. See "Description of the Preferred Securities".

In what form will the preferred securities be issued?

     The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your preferred securities and that your broker will maintain your position in the preferred securities.

                                  THE OFFERING

Securities Offered........................9,200,000 Trust Convertible Preferred
                                          Securities, which we refer to in this
                                          prospectus as the preferred
                                          securities, and the securities into
                                          which the preferred securities may be
                                          exchanged or converted.

Issuer....................................AES Trust VII, which we refer to in this prospectus as the Trust, a
                                          Delaware business trust. The only
                                          assets of the Trust will consist of
                                          our 6% junior subordinated convertible
                                          debentures due 2008, which we refer to
                                          in this prospectus as the junior
                                          subordinated debentures.

Guarantor.................................The AES Corporation, a Delaware
                                          corporation.

Distributions.............................Distributions on the preferred securities will accrue from May 17,
                                          2000 and will be payable at an annual
                                          rate of $3.00 per preferred security.
                                          Subject to the deferral provisions
                                          described below, distributions will be
                                          cumulative payable quarterly in
                                          arrears on February 15, May 15, August
                                          15 and November 15, of each year,
                                          commencing August 15, 2000. Because
                                          distributions on the preferred
                                          securities are considered interest for
                                          U.S. federal income tax purposes,
                                          corporate holders thereof will not be
                                          entitled to a dividends-received
                                          deduction.

Distribution Deferral Provisions..........The ability of the Trust to pay distributions on the preferred
                                          securities depends only on the receipt
                                          of interest payments from AES on the
                                          junior subordinated debentures. As
                                          long as we do not default in the
                                          payment of interest on the junior
                                          subordinated debentures, we have the
                                          right to defer payments of interest on
                                          the junior subordinated debentures by
                                          extending the interest payment period
                                          from time to time for extension
                                          periods not exceeding 20 consecutive
                                          quarterly interest periods, each which
                                          we refer to in this prospectus as an
                                          extension period; provided that we may
                                          not extend the interest payment
                                          periods beyond the maturity of the
                                          junior subordinated debentures.
                                          Quarterly distributions on the
                                          preferred securities would be deferred
                                          by the Trust, but would continue to
                                          accumulate quarterly and accrue
                                          interest until the end of any such
                                          extension period. Upon the termination
                                          of an extension period, payment is due
                                          on all accrued and unpaid amounts on
                                          the junior subordinated debentures.
                                          Upon such payment, the Trust would be
                                          required to pay all accumulated and
                                          unpaid distributions. If a deferral of
                                          an interest payment occurs, the
                                          holders of the preferred securities
                                          will continue to accrue income for
                                          U.S. federal income tax purposes in
                                          advance of the corresponding cash
                                          distribution.

Rights Upon Deferral of Distributions.....During any period in which interest payments on the junior subordinated
                                          debentures are deferred, interest will
                                          accrue on the junior subordinated
                                          debentures and quarterly distributions
                                          will continue to accumulate with
                                          interest thereon at the distribution
                                          rate, compounded quarterly. We have
                                          agreed not to declare or pay any
                                          dividend on, or redeem, purchase,
                                          acquire or make a distribution or
                                          liquidation payment with respect to
                                          our common stock or preferred stock or
                                          make any guarantee payments with
                                          respect thereto during any extension
                                          period. The foregoing does not apply
                                          to any stock
                                          dividends payable in common stock.

Conversion Rights.........................Each preferred security is convertible at any time prior to the close of
                                          business on May 14, 2008 (or, in the
                                          case of preferred securities called
                                          for redemption, prior to the close of
                                          business on the business day, as
                                          defined in this prospectus under
                                          "Description of the Preferred
                                          Securities--Distributions", prior to
                                          the applicable redemption date) at the
                                          option of the holder into shares of
                                          common stock, at the rate of 1.0811
                                          shares of common stock for each
                                          preferred security (equivalent to a
                                          conversion price of $46.25 per share
                                          of common stock), subject to
                                          adjustment in certain circumstances.
                                          The foregoing conversion rate and
                                          conversion price give effect to the
                                          2-for-1 common stock dividend paid on
                                          June 1, 2000. The reported last sale
                                          price of our common stock on the New
                                          York Stock Exchange composite tape at
                                          the close of the regular session of
                                          trading on July 5, 2000 was $46.94 per
                                          share. In connection with any
                                          conversion of a preferred security,
                                          the conversion agent will exchange
                                          these preferred securities for the
                                          appropriate principal amount of the
                                          junior subordinated debentures held
                                          for the Trust and immediately convert
                                          these junior subordinated debentures
                                          into common stock. No fractional
                                          shares of common stock will be issued
                                          as a result of a conversion. Instead
                                          fractional interest will be paid by us
                                          in cash.

Liquidation Amount........................If the Trust is liquidated, you will be entitled to receive $50 per
                                          preferred security plus an amount
                                          equal to any accrued and unpaid
                                          distributions thereon to the date of
                                          payment, unless junior subordinated
                                          debentures are distributed to holders.

Redemption................................The junior subordinated debentures will be redeemable for cash, at our
                                          option, in whole or in part, from time
                                          to time on or after May 19, 2003 at
                                          the prices specified herein or at any
                                          time in certain circumstances upon the
                                          occurrence of certain changes in laws
                                          at a redemption price equal to 100% of
                                          the principal amount to be redeemed
                                          plus any accrued and unpaid interest
                                          thereon, including compounded
                                          interest, to the date of redemption.
                                          If we redeem junior subordinated
                                          debentures, the Trust must redeem, at
                                          the redemption price, trust securities
                                          having a liquidation amount equal to
                                          the principal amount of the junior
                                          subordinated debentures so redeemed.
                                          The preferred securities will not have
                                          a stated maturity date, although they
                                          will be subject to mandatory
                                          redemption upon the repayment of the
                                          junior subordinated debentures at
                                          their stated maturity (May 15, 2008),
                                          upon acceleration, earlier redemption
                                          or otherwise.

Preferred Securities Guarantee............We will irrevocably and unconditionally guarantee, on a
                                          subordinated basis and to the extent
                                          set forth herein, the payment in full
                                          of (1) any accrued and unpaid
                                          distributions and the amount payable
                                          upon redemption of the preferred
                                          securities to the extent we have made
                                          a payment to the property trustee of
                                          interest or principal on the junior
                                          subordinated debentures and (2)
                                          generally, the liquidation amount of
                                          the preferred securities to the extent
                                          the Trust has assets available for
                                          distribution to holders of preferred
                                          securities. The preferred securities
                                          guarantee will be unsecured and will
                                          be subordinate and junior in right of
                                          payment to all of our other
                                          liabilities and will rank pari passu
                                          in right of payment with the
                                          most senior preferred stock we issue
                                          from time to time.

Voting Rights.............................Generally, holders of the preferred securities will not have any voting
                                          rights. If (1) the property trustee
                                          fails to enforce its rights under the
                                          junior subordinated debentures or (2)
                                          the guarantee trustee fails to enforce
                                          its rights under the preferred
                                          securities guarantee, a record holder
                                          of the preferred securities may
                                          institute a legal proceeding directly
                                          against us to enforce these rights
                                          without first instituting any legal
                                          proceeding against any other person or
                                          entity. Notwithstanding the foregoing,
                                          if an event of default under the
                                          indenture occurs and is continuing and
                                          is caused by our failure to pay
                                          interest or principal on our junior
                                          subordinated debentures or we have
                                          failed to make a guarantee payment, a
                                          holder of the preferred securities may
                                          directly institute a proceeding
                                          against us for enforcement of that
                                          payment.

Special Event Distribution; Tax Event     Upon the occurrence of a special
   Redemption.............................event, as defined in this prospectus under "Risk Factors--Special event
                                          redemption or distribution", except in
                                          certain limited circumstances, we may
                                          cause the Trust to be dissolved and
                                          cause the junior subordinated
                                          debentures to be distributed to the
                                          holders of the preferred securities.
                                          In the case of a tax event, as defined
                                          in this prospectus under "Risk
                                          Factors--Special event redemption or
                                          distribution", we may also elect to
                                          cause the preferred securities to
                                          remain outstanding and pay additional
                                          interest, if any, on the junior
                                          subordinated debentures. In certain
                                          circumstances upon the occurrence of a
                                          tax event, we may redeem the junior
                                          subordinated debentures at 100% of the
                                          principal amount thereof plus accrued
                                          and unpaid interest thereon.

Special Event Distribution; Tax Event     The junior subordinated debentures
   Redemption.............................will mature on May 15, 2008 and will bear interest at the rate of 6% per
                                          annum, payable quarterly in arrears.
                                          As long as we are not in default with
                                          our interest payments on the junior
                                          subordinated debentures, we have the
                                          right to defer payments of interest on
                                          the junior subordinated debentures by
                                          extending the interest payment period
                                          from time to time for an extension
                                          period not exceeding 20 consecutive
                                          quarterly interest periods. However,
                                          no interest period may be extended
                                          beyond the stated maturity of the
                                          junior subordinated debentures. Prior
                                          to the termination of any extension
                                          period, we may pay all or a portion of
                                          the accrued distributions or may
                                          further defer interest payments,
                                          provided the extension period, as
                                          previously and further extended, does
                                          not exceed 20 consecutive quarters.
                                          During any extension period, no
                                          interest will become due, but interest
                                          will continue to accrue and compound
                                          quarterly. Upon termination of the
                                          extension period, payment is due on
                                          all accrued and unpaid amounts. After
                                          the payment of all amounts then due,
                                          we may commence a new extension
                                          period, subject to the conditions of
                                          this paragraph. During any extension
                                          period, we will be prohibited from
                                          paying dividends on any of our common
                                          stock or preferred stock or making any
                                          guarantee payments with respect
                                          thereto; provided, among other things,
                                          that the foregoing shall not apply to
                                          any stock dividends payable in common
                                          stock.

                                          The payment of principal and interest
                                          on the junior subordinated debentures
                                          will rank junior to all of our present
                                          and future senior
                                          and senior subordinated debt. In
                                          addition, payment of principal and
                                          interest on the junior subordinated
                                          debentures will be structurally
                                          subordinated to the liabilities of our
                                          subsidiaries. As of March 31, 2000, we
                                          had $2,656 million of senior and
                                          subordinated debt (which includes $346
                                          million of letters of credit)
                                          outstanding. In addition, our
                                          subsidiaries had debt and other
                                          obligations of $13,335 million, to
                                          which the junior subordinated
                                          debentures are effectively
                                          subordinated. The indenture, under
                                          which the junior subordinated
                                          debentures will be issued, does not
                                          limit the aggregate amount of senior
                                          and subordinated debt that we may
                                          incur and does not limit the
                                          liabilities of our subsidiaries. The
                                          junior subordinated debentures will
                                          have provisions with respect to
                                          interest, optional redemption and
                                          conversion into common stock and
                                          certain other terms substantially
                                          similar to those of the preferred
                                          securities.

                                  RISK FACTORS

     Purchasers of the securities should read this entire prospectus carefully. Ownership of the securities involves certain risks. The following factors and the other information in this prospectus should be considered carefully in evaluating us and our business before purchasing the securities offered by this prospectus.

     Our high degree of leverage could affect our ability to fulfill our obligations under our securities. We had approximately $13,715 million of outstanding indebtedness at March 31, 2000. As a result, we might be significantly limited in our ability to meet our debt service obligations, to finance the acquisition, development or completion of additional projects, to compete effectively or to operate successfully under adverse economic conditions. As of March 31, 2000, we had a consolidated ratio of total debt to total book capitalization (including current debt) of approximately 72%.

     We are not required to pay you under the guarantee and the junior subordinated debentures unless we first make other required payments and satisfy a specified debt service coverage ratio. Our obligations under the junior subordinated debentures will rank junior to all of our senior and senior subordinated indebtedness, including, but not limited to, the amounts outstanding under our current $850 million revolving credit facility. As of March 31, 2000, we had approximately $1,581 million in aggregate principal amount of senior debt (which includes $346 million of letters of credit) and $2,656 million in aggregate principal amount of senior and senior subordinated debt. This means that we cannot make any payments on the junior subordinated debentures if we default on a payment of senior indebtedness or senior subordinated indebtedness and do not cure the default within the applicable grace period or if the senior indebtedness or senior subordinated indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, our obligations under the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings, the holders of senior and senior subordinated debt will be entitled to receive payment in full of all amounts due under all senior and senior subordinated debt before the holders of the junior subordinated debentures will be entitled to receive any payment on the junior subordinated debentures.

     No payments in respect of the junior subordinated debentures may be made if

     o a default has occurred and is continuing in a payment under the senior and senior subordinated debt or

     o during certain periods when an event of default under certain senior and senior subordinated debt, respectively, permits the respective lenders thereunder to accelerate the maturity thereof.

     The preferred securities will rank

     o subordinate and junior in right of payment to all our other liabilities, including the junior subordinated debentures, except those made pari passu by their terms and

     o senior to all capital stock now or hereafter issued by us and to any guarantee now or hereafter entered into by us in respect of any of our capital stock.

   See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees". Moreover, we have agreed, in the terms of certain of our indebtedness, not to make distributions on the preferred securities if we are not satisfying a specified debt service coverage ratio.

     The junior subordinated debentures will be effectively subordinated to the indebtedness and other obligations of our subsidiaries. At March 31, 2000, the indebtedness and obligations of our subsidiaries aggregated approximately $13,335 million. Our ability to pay principal of, premium, if any, and interest on the junior subordinated debentures will be dependent upon the receipt of funds from our subsidiaries by way of dividends, fees, interest, loans or otherwise. There are no terms in the junior subordinated debentures, the preferred securities or the preferred securities guarantee that limit our or our subsidiaries' ability to incur additional indebtedness.

Most of our subsidiaries with interests in power generation facilities currently are obligated, pursuant to loan agreements or indentures, to satisfy certain restricted payment covenants before they may make distributions to us. Moreover, the indenture for the junior subordinated debentures permits our subsidiaries to maintain or add to such restrictions. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the junior subordinated debentures or the preferred securities or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on or principal of the junior subordinated debentures or the preferred securities. Any right we have to receive any assets of any of our subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of the junior subordinated debentures and preferred securities to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors and holders of debt issued by such subsidiary).

     We are not required to pay you under the guarantee if the Trust does not have cash available. The ability of the Trust to make payments on the preferred securities is solely dependent upon us making the related payments on the junior subordinated debentures when due. If we default on our obligations to make payments on the junior subordinated debentures, the Trust will not have sufficient funds to make payments on the preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

     Our ability to make distributions. The ability of the Trust to make distributions and other payments on the preferred securities is solely dependent upon us making interest and other payments on the junior subordinated debentures deposited as trust assets as and when required. If we were not to make distributions or other payments on the junior subordinated debentures for any reason, including as a result of our election to defer the payment of interest on the junior subordinated debentures by extending the interest period on the junior subordinated debentures, the Trust will not make payments on the preferred securities. In such an event, holders of the preferred securities would not be able to rely on the preferred securities guarantee since distributions and other payments on the preferred securities are subject to this guarantee only if and to the extent that we have made a payment to the Property Trustee, as defined in this prospectus under "AES Trust VII--Powers and Duties and Trustees", of interest or principal on the junior subordinated debentures deposited in the trust as trust assets. Instead, holders of preferred securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the junior subordinated debentures against us pursuant to the terms of the indenture, as defined in this prospectus under "Description of the Junior Subordinated Debentures". However, if the Trust's failure to make distributions on the preferred securities is a consequence of the exercise by us of our right to extend the interest payment period for the junior subordinated debentures, the Property Trustee will have no right to enforce the payment of distributions on the preferred securities until an event of default, as defined in this prospectus under "AES Trust VII--The Property Trustee", under the declaration, as defined in this prospectus under "AES Trust VII", shall have occurred.

     The declaration provides that we shall pay for all debts and obligations (other than with respect to the Trust securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that we will have sufficient resources to enable us to pay these debts, obligations, costs and expenses on behalf of the Trust.

     Option to extend interest payment period; tax impact of extension. So long as we are not in default in the payment of interest on the junior subordinated debentures, we have the right under the indenture to defer payments of interest on the junior subordinated debentures by extending the interest payment period from time to time on the junior subordinated debentures for an extension period not exceeding 20 consecutive quarterly interest periods, referred to in this prospectus as an "extension period," during which no interest shall be due and payable. In this event, quarterly distributions on the preferred securities would not be made by the Trust during any extension period. If we exercise the right to extend an interest payment period, we may not during the extension period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of our common stock or preferred stock; provided that:

     o we will be permitted to pay accrued dividends upon the exchange or redemption of any series of our preferred stock as may be outstanding from time to time, in accordance with the terms of that stock and

     o    the foregoing will not apply to stock dividends paid by us.

     Under our certificate of incorporation, we are authorized to issue up to 50,000,000 shares of preferred stock. As of May 1, 2000, no shares of our preferred stock were outstanding. We may from time to time offer shares of our preferred stock to the public.

     Prior to the termination of any extension period, we may further extend that extension period; provided that such extension period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the above requirements. We may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the junior subordinated debentures.

     Because we have the right to extend the interest payment period for an extension period of up to 20 consecutive quarterly interest periods on various occasions, the junior subordinated debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of preferred securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. Generally, all of a securityholder's taxable interest income with respect to the junior subordinated debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income.

     Deferral of distributions would have adverse tax consequences for you and may adversely affect the trading price of the preferred securities. If distributions on the preferred securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debentures held by the Trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the preferred securities before the end of any deferral period or before the record date relating to distributions which are paid. We have no current intention of deferring interest payments on the junior subordinated debentures. However, if we exercise our right in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell the preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, the existence of our right to defer payments of interest on the junior subordinated debentures may mean that the market price for the preferred securities, which represent an undivided beneficial interest in the junior subordinated debentures, may be more volatile than other securities that do not have these rights.

     You should not rely on the distributions from the preferred securities through their maturity date--they may be redeemed at any time if certain changes in law occur. If certain changes, which are more fully described below, in laws occur and are continuing, and certain other conditions which are more fully described below are satisfied, the preferred securities could be redeemed by the Trust within 90 days of the event at a redemption price of $50 per preferred security plus any accrued and unpaid distributions. See "Description of the Preferred Securities".

     You should not rely on the distributions from the preferred securities through their maturity date--they may be redeemed at our option. The junior subordinated debentures may be redeemed, in whole, at any time, or in part, from time to time, on or after May 19, 2003 at the redemption prices set forth herein plus any accrued and unpaid interest to the redemption date. You should assume that this redemption option will be exercised if we are able to refinance at a lower interest rate or it is otherwise in our interest to redeem the junior subordinated debentures. If the junior subordinated debentures are redeemed, the Trust must redeem the preferred securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debentures to be redeemed. See "Description of the Preferred Securities" and "Description of the Junior Subordinated Debentures".

     There can be no assurance as to the market prices for the preferred securities or the junior subordinated debentures; therefore, you may suffer a loss. We and the Trust cannot give you any assurance as to the market prices for the preferred securities or the junior subordinated debentures that may be distributed in exchange for preferred securities. Accordingly, the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debentures that a holder of preferred securities may receive in exchange for preferred securities, may trade at a discount to the price that the investor paid to purchase the preferred securities. As a result of the right to defer payments on the preferred securities, the market price of the preferred securities may be more volatile than the market prices of other securities to which such optional deferrals do not apply.

     There could be an adverse tax consequence to you if we terminate the Trust and distribute junior subordinated debentures to holders, resulting in possible tax and liquidity consequences to you. We have the right to terminate the Trust at any time, so long as it obtains any required regulatory approval. If we decide to exercise our right to terminate the Trust, it will redeem the preferred securities and common securities by distributing the junior subordinated debentures to holders of the preferred securities and common securities on a ratable basis. Under current United States federal income tax law, a distribution of junior subordinated debentures to you on the dissolution of the Trust should not be a taxable event to you. However, if the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debentures to you may be a taxable event to you.

     There may be no trading market for the junior subordinated debentures if the Trust distributes them to you. If the junior subordinated debentures are distributed, we cannot assure you that a trading market will exist for those securities.

     Since you have limited voting rights, you cannot prevent the Trust's trustees from taking actions you may not agree with. You will have limited voting rights. In particular, except for the limited exceptions described below, only we can elect or remove any of the Trust's trustees.

     Special event redemption or distribution. Upon the occurrence and during the continuation of a tax event or investment company event, each as defined on the next page, which may occur at any time, the Trust shall, unless the junior subordinated debentures are redeemed in the limited circumstances described below, be dissolved with the result that junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid distributions on, the preferred securities and common securities would be distributed on a pro rata basis to the holders of the preferred securities and common securities in liquidation of the Trust. In the case of a tax event, in certain circumstances, we shall have the right to redeem at any time the junior subordinated debentures in whole or in part, in which event the Trust will redeem preferred securities and common securities on a pro rata basis to the same extent as the junior subordinated debentures are redeemed. There can be no assurance as to the market prices for preferred securities or the junior subordinated debentures which may be distributed in exchange for preferred securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the preferred securities offered hereby. Because holders of preferred securities may receive junior subordinated debentures upon the occurrence of a special event, as defined on the next page, prospective purchasers of preferred securities are also making an investment decision with regard to the junior subordinated debentures and should carefully review all the information regarding the junior subordinated debentures contained in this prospectus relating to junior subordinated debentures.

     There can be no assurance that future federal legislative proposals will not prevent us from deducting interest on the junior subordinated debentures. This would constitute a tax event and could result in the distribution of any junior subordinated debentures to holders of the preferred securities or, in certain circumstances, the redemption of these securities by us and the distribution of the resulting cash in redemption of the preferred securities.

     "Tax event" means that the Regular Trustees, as defined in this prospectus under "AES Trust VII--Powers and Duties and Trustees", shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters, referred to as a "dissolution tax opinion," to the effect that on or after May 11, 2000, as a result of

     o any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein,

     o any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination),

     o any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or

     o any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this prospectus, where there is more than an insubstantial risk that

        o the Trust is, or will be within 90 days of the date hereof, subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures,

        o the Trust is, or will be within 90 days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or

        o interest payable by us to the Trust on the junior subordinated debentures is not, or within 90 days of the date hereof will not be, deductible by us for United States federal income tax purposes.

     "Investment company event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended, commonly referred to as the 1940 Act, that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which change in 1940 Act law becomes effective on or after May 11, 2000.

     "Special event" means a tax event or an investment company event.

     The preferred securities constitute a new issue of securities with no established trading market. The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A holder who disposes of his preferred securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying junior subordinated debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Potential market volatility during extension period. As described above, we have the right to extend an interest payment period on the junior subordinated debentures from time to time for a period not exceeding 20 consecutive quarterly interest periods. If we determine to extend an interest payment period, or if we thereafter extend an extension period or prepay interest accrued during an extension period as described above, the market price of the preferred securities is likely to be affected. In addition, as a result of these rights, the market price of the preferred securities (which represent an undivided interest in junior subordinated debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its preferred securities during an extension period, therefore, may not receive the same return on its investment as a holder that continues to hold its preferred securities.

     We do a significant amount of our business outside the United States which presents significant risks. Our involvement in the development of new businesses and the acquisition of existing plants in locations outside the United States is increasing and a large portion of our current development and acquisition activities are for projects and plants outside the United States.

     The financing, development and operation of projects outside the United States entail significant political and financial uncertainties (including, without limitation, uncertainties associated with first-time privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, regulation of the electricity business, currency inconvertibility, tax law, political instability, civil unrest, and expropriation) and other credit quality, liquidity or structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed or operated, against which we may not be capable of fully insuring or hedging. The ability to obtain financing on a commercially acceptable non-recourse basis in developing nations has become more difficult. Even when such non- recourse financing is available, lenders may require us to make higher equity investments than historically have been the case. In addition, financing in countries with less than investment grade sovereign credit ratings may also require substantial participation by multilateral financing agencies. There can be no assurance that such financing can be obtained when needed.

     The uncertainty of the legal environment in certain countries in which we are or in the future may be developing, constructing or operating could make it more difficult for us to enforce our respective rights under agreements relating to such businesses. In addition, the laws and regulations of certain countries may limit our ability to hold a majority interest in some of the businesses that we may develop or acquire. International businesses we own may, in certain cases, be expropriated by applicable governments. Although we may have legal recourse in enforcing our rights under agreements and recovering damages for breaches thereof, there can be no assurance that any such legal proceedings will be successful or resolved in a timely manner.

     Global competition is increasing and could adversely affect us. The global power production market is characterized by numerous strong and capable competitors, many of whom may have extensive and diversified developmental or operating experience (including both domestic and international experience) and financial resources similar to or greater than ours. Further, in recent years, the power production industry has been characterized by strong and increasing competition with respect to both obtaining power sales agreements and acquiring existing power generation assets. In certain markets, these factors have caused reductions in prices contained in new power sales agreements and, in many cases, have caused higher acquisition prices for existing assets through competitive bidding practices. The evolution of competitive electricity markets and the development of highly efficient gas-fired power plants have also caused, or are anticipated to cause, price pressure in certain power markets where we sell or intend to sell power. There can be no assurance that the foregoing competitive factors will not have a material adverse effect on us.

     Development uncertainties. The majority of the projects that we develop are large and complex and the completion of any such project is subject to substantial risks. Development can require us to expend significant sums for preliminary engineering, permitting, legal and other expenses in preparation for competitive bids which we may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation and satisfactory completion of construction. There can be no assurance that we will be able to obtain new power sales contracts, overcome local opposition, if any, obtain the necessary site agreements, fuel supply and ash disposal agreements, construction contracts, steam sales contracts, licenses and certifications, environmental and other permits and financing commitments necessary for the successful development of our projects. There can be no assurance that development efforts on any particular project, or our efforts generally, will be successful. If these development efforts are not successful, we may abandon a project under development. At the time of abandonment, we would expense all capitalized development costs incurred in connection therewith and could incur additional losses associated with any related contingent liabilities. Our future growth is dependent, in part, upon the demand for significant amounts of additional electrical generating capacity and our ability to obtain contracts to supply portions of this capacity. Any material unremedied delay in, or unsatisfactory completion of, construction of our projects could, under certain circumstances, have an adverse effect on our ability to meet our obligations, including the payment of principal of, premium, if any, and interest on junior subordinated debentures. We may also be faced with certain development uncertainties arising out of doing business outside of the United States. See "--We do a significant amount of our business outside the United States which presents significant risks", above.

     Our acquisitions may not perform as expected. We have achieved a majority of our growth through acquisitions and expect that we will continue to grow, in part, through acquisitions. Although each of the acquired businesses had a significant operating history at the time we acquired them, we have a limited history of owning and operating many of these businesses. In addition, most of these businesses were government owned and some were operated as part of a larger integrated utility prior to their acquisition. There can be no assurance that we will be successful in transitioning these to private ownership, that such businesses will perform as expected or that the returns from such businesses will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

     We may not be able to raise sufficient capital to fund acquisitions and greenfield projects or refinance existing debt. Each of our projects under development and those independent power facilities we have committed to acquire or may seek to acquire may require substantial capital investment. Continued access to capital with acceptable terms is necessary to ensure the success of future projects and acquisitions, and may be necessary to refinance certain existing debt. We have utilized project financing loans to fund the capital expenditures associated with constructing and acquiring our electric power plants and related assets to the extent possible. Project financing borrowings have been substantially non-recourse to our other subsidiaries and affiliates and to us as the parent company and are generally secured by the capital stock, physical assets, contracts and cash flow of the related project subsidiary or affiliate. We intend to continue to seek, where possible, such non-recourse project financing. However, depending on market conditions and the unique characteristics of individual projects, such financing may not be available or our traditional providers of project financing, particularly multinational commercial banks, may seek higher borrowing spreads and increased equity contributions.

     Furthermore, because of the reluctance of commercial lending institutions to provide non-recourse project financing (including financial guarantees) in certain less developed economies, we have sought and will continue to seek, in such locations, direct or indirect (through credit support or guarantees) project financing from a limited number of multilateral or bilateral international financial institutions or agencies. As a precondition to making such project financing available, these institutions may also require governmental guarantees of certain project and sovereign related risks. Depending on the policies of specific governments, such guarantees may not be offered and as a result, we may determine that sufficient financing will ultimately not be available to fund the related project. In addition, we are frequently required to provide more sponsor equity for projects that sell their electricity into the merchant market than for projects that sell their electricity under long term contracts.

     In addition to the project financing loans, if available, we provide a portion, or in certain instances all, of the remaining long-term financing required to fund development, construction, or acquisition. These investments have generally taken the form of equity investments or loans, which are subordinated to the project financing loans. The funds for these investments have been provided by cash flows from operations and by the proceeds from borrowings under our short-term credit facilities and issuances of senior notes, senior subordinated notes, convertible debentures, convertible trust preferred securities and common stock.

     Our ability to arrange for financing on either a fully recourse or a substantially non-recourse basis and the costs of such capital are dependent on numerous factors, including general economic and capital market conditions, the availability of bank credit, rating agency ratings, investor confidence, the continued success of current projects and provisions of tax and securities laws which are conducive to raising capital in this manner. Should future access to capital not be available, we may decide not to build new plants or acquire existing facilities. While a decision not to build new plants or acquire existing facilities would not affect the results of operations of our currently operating facilities or facilities under construction, such a decision would affect our future growth.

     The performance of our generation business is dependent to a large degree on certain of our larger projects and their customers. The nature of most of our generation plants (based on revenues) is such that each facility generally relies on one power sales contract with a single customer for the majority, if not all, of its revenues over the life of the power sales contract. The prolonged failure of any significant customer to fulfill its contractual obligations could have a substantial negative impact on these revenues. We have sought to reduce this risk in part by entering into power sales contracts with utilities or other customers of strong credit quality and by locating its plants in different geographic areas in order to mitigate the effects of regional economic downturns.

     Our revenues are becoming less predictable. Our business primarily consists of businesses with long-term contracts or retail concessions, and we expect the contract-based portfolio to be an effective hedge against future energy and electricity market price risks. However, an increasing proportion of our current and expected future revenues are derived from businesses without significant long-term revenue contracts. Our increasing reliance on non-contract businesses could cause our results of operations to become more volatile.

     Our distribution businesses are subject to greater regulatory scrutiny than our generation business. Our distribution businesses face increased regulatory and political scrutiny in the normal conduct of their operations. This scrutiny may adversely impact our results of operations, to the extent that such scrutiny or pressure prevents us from reducing losses as quickly as we planned or denies us a rate increase called for by our concession agreements. In general, these businesses have lower margins and are more dependent on regulation to ensure expected annual rate increases for inflation and increased power costs, among other things. There can be no assurance that these rate reviews will be granted, or occur in a timely manner.

     We are subject to significant government regulation. Our generation business in the United States is subject to the provisions of various laws and regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, commonly referred to as PURPA, and the Public Utility Holding Company Act, as amended, commonly referred to as PUHCA. PURPA provides to qualifying facilities, commonly referred to as QFs, certain exemptions from substantial federal and state legislation, including regulation as public utilities. PUHCA regulates public utility holding companies and their subsidiaries. It is necessary for us to obtain approval under PUHCA in order to maintain majority ownership in our domestic power plants that are QFs. Currently, a material portion of our domestic revenues are received from QFs. Moreover, all of our domestic non-QF plants are Exempt Wholesale Generators, commonly referred to as EWGs. An EWG is a facility that has been authorized by the U.S. Federal Energy Regulatory Commission, commonly referred to as the FERC, to sell wholesale power at market-based rates. We enjoy exemptions under PUHCA related to our foreign utility acquisitions and holdings. We cannot ensure that we will be able to maintain appropriate PUHCA exemptions for all of our businesses. If we decide to acquire another U.S. utility or utility assets, we may be required to divest either all or part of CILCORP or take other steps resulting in a loss of control or as may be required by the Securities and Exchange Commission. We believe that, upon the occurrence of an event that would threaten the QF status of one of our domestic plants, we would be able to react in a manner that would avoid the loss of QF status (such as by replacing the steam customer). In the event we were unable to avoid the loss of such status for one of our plants, to avoid public utility holding company status, we could apply to the FERC to obtain status as an EWG, or could restructure the ownership of the project subsidiary. EWGs, however, are subject to broader regulation by FERC and may be subject to state public utility commissions regulation regarding non-rate matters. In addition, any restructuring of a project subsidiary could result in, among other things, a reduced financial interest in such subsidiary, which could result in a gain or loss on the sale of the interest in such subsidiary, the removal of such subsidiary from our consolidated income tax group or our consolidated financial statements, or an increase or decrease in our results of operations.

     Pending electric utility industry restructuring proposals could have an adverse effect on us. Several states have passed legislation that allows electricity customers to choose their electricity supplier in a competitive electricity market (so-called "retail access" or "customer choice" laws), and all but two of the remaining states are considering such legislation. In addition to state restructuring legislation, some members of Congress have proposed new federal legislation to encourage customer choice and recovery of stranded assets. Several bills have been submitted to Congress on electricity restructuring. In anticipation of restructuring legislation, many U.S. utilities are seeking ways to lower their costs in order to become more competitive. These include the costs that utilities are required to pay under QF contracts. Many utilities are therefore seeking ways to lower these contract prices by renegotiating the contracts, or in some cases by litigation. In 1999, we renegotiated contracts for two of our QFs--Thames (a partial prepayment) and Placerita (a complete buyout). The Thames transaction has been approved by the Connecticut Department of Public Utilities Commission.

     The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States. Such restructuring would permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC issued a final rule in April 1996 which requires utilities to offer wholesale customers and suppliers open access on utility transmission lines, on a comparable basis to the utilities' own use of the lines. The final rule is subject to rehearing and may become the subject of court litigation. Many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" by the ability of their wholesale customers (and perhaps eventually, their retail customers) to choose new electric power suppliers. The FERC final rule endorses the recovery of legitimate and verifiable "stranded costs." These may include the costs utilities are required to pay under many QF contracts which the utilities view as excessive when compared with current market prices. Many utilities are therefore seeking ways to lower these contract prices or rescind the contracts altogether, out of concern that their shareholders will be required to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends.

     In addition, future United States electric rates may be deregulated in a restructured United States electric utility industry and increased competition may result in lower rates and less profit margin for United States electricity sellers. Falling electricity prices, the introduction of commodity markets for electricity and uncertainty as to the future structure of the industry has rendered the long-term power purchase contracts obsolete. As a result, in the generation business we are increasingly dependent upon prices for electricity determined in electricity spot markets. Such prices can be very volatile and the effect on us of this volatility cannot be predicted.

     The United States Congress is considering proposed legislation which would repeal PURPA entirely, or at least repeal the obligation of utilities to purchase from QFs. There is strong support for grandfathering existing QF contracts if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated. Various bills have also proposed repeal of PUHCA. Repeal of PUHCA would allow power generators and vertically integrated utilities to acquire retail utilities in the United States that are geographically widespread, as opposed to the current limitations of PUHCA which require that retail electric systems be capable of physical interconnection. In addition, registered holding companies would be free to acquire non-utility businesses, which they may not do now, with certain limited exceptions. In the event that PUHCA is repealed, competition would likely increase. Repeal of PURPA and/or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition, and deregulate most electric rates. The effect of any such repeal cannot be predicted, although any such repeal could have a material adverse effect on us.

     From time to time we are subject to material litigation and regulatory proceedings. From time to time, we and our affiliates are parties to litigation and regulatory proceedings. Investors should review the descriptions of such matters contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission and incorporated by reference herein. There can be no assurance that the outcome of such matters will not have a material adverse effect on our consolidated financial position.

     Our business is subject to stringent environmental regulations. Our activities are subject to stringent environmental regulation by federal, state, local and foreign governmental authorities. These regulations generally involve effluents into the water, emissions into the air, the use of water, wetlands preservation, waste disposal, endangered species, and noise regulation, among others. Congress and other foreign governmental authorities also may consider proposals to restrict or tax certain emissions. These proposals, if adopted, could impose additional costs on the operation of our power plants. There can be no assurance that we would be able to recover all or any increased costs from our customers or that our business, financial condition or results of operations would not be materially and adversely affected by future changes in domestic or foreign environmental laws and regulations. We have made and will continue to make capital and other expenditures to comply with environmental laws and regulations. There can be no assurance that such expenditures will not have a material adverse effect on our financial condition or results of operations.

     Our directors and officers have significant ownership interests in us and can exert significant influence or control over matters requiring stockholder approval. As of February 4, 2000 our two founders, Roger W. Sant and Dennis W. Bakke, and their immediate families together owned beneficially approximately 18.4% of our outstanding common stock. As a result of their ownership interests, Messrs. Sant and Bakke may be able to significantly influence or exert control over our affairs, including the election of our directors. As of February 4, 2000 all of our officers and directors and their immediate families together owned beneficially approximately 24.9% of our outstanding common stock. To the extent that they decide to vote together, these stockholders would be able to influence or control significantly the election of our directors, our management and policies and any action requiring stockholder approval, including significant corporate transactions.

     Our adherence to our "shared principles" could have an adverse impact on our results of operations. A core part of our corporate culture is a commitment to "shared principles": to act with integrity, to be fair, to have fun and to be socially responsible. We seek to adhere to these principles not as a means to achieve economic success, but because adherence is a worthwhile goal in and of itself. However, if we perceive a conflict between these principles and profits, we will try to adhere to our principles -- even though doing so might result in diminished or foregone opportunities or financial benefits.

     Shares eligible for future sale. From time to time, our subsidiaries incur indebtedness that is secured by a pledge of shares of our common stock held by that subsidiary. The sale of a substantial number of such shares in the public market upon any foreclosure or otherwise could have an adverse effect on the market price of our common stock.

     Risk of fraudulent transfer. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of our creditors in a lawsuit to subordinate or avoid the junior subordinated debentures in favor of our other existing or future creditors. Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if we at the time of issuance of junior subordinated debentures,

     o incurred such indebtedness with intent to hinder, delay or defraud any of our present or future creditors or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or

     o received less than reasonably equivalent value or fair consideration for issuing junior subordinated debentures and we

       o   were insolvent,

       o were rendered insolvent by reason of the issuance of the junior subordinated debentures,

        o were engaged or about to engage in business or a transaction for which our remaining assets constitute unreasonably small capital to carry on our business or

        o intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature,

   then, in each case, a court of competent jurisdiction could void, in whole or in part, the junior subordinated debentures.

   Among other things, a legal challenge of the junior subordinated debentures on fraudulent conveyance grounds may focus on the benefits, if any, realized by us as a result of our issuance of the junior subordinated debentures.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, we would be considered insolvent if the sum of our debts, including contingent liabilities, were greater than all of our assets at fair valuation or if the present fair market value of our assets were less than the amount that would be required to pay the probable liability on our existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the holders of the junior subordinated debentures.

     Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the junior subordinated debentures are being incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that we, after the issuance of the junior subordinated debentures, will be solvent, will have sufficient capital for carrying on our business and will be able to pay our debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

     There is no prior public market for the securities that may be offered pursuant to this prospectus -- as a result there could be significant price volatility for such securities. Prior to the offering, there has been no public market for the securities that may be offered pursuant to this prospectus. There can be no assurance that an active trading market for any of these securities will develop or be sustained. If such a market were to develop, such securities could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, our operating results and the markets for similar securities. Historically, the market for non-investment grade debt has demonstrated substantial volatility in prices of securities similar to the securities offered pursuant to this prospectus. There can be no assurance that the future market for these securities will not be subject to similar volatility. Accordingly, no assurance can be given as to the liquidity of the securities offered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the public reference rooms of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the public reference rooms by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site at http://www.sec.gov, from where you can access our filings.

     This prospectus constitutes part of a registration statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, commonly referred to as the Securities Act. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information on AES and the securities offered hereby. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Securities and Exchange Commission is not necessarily complete, and in each instance reference is made to the copy of the document filed.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. In particular, our annual filing on Form 10-K will supersede all previously filed annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, commonly referred to as the Exchange Act, until we sell all of the securities:

     (a)   annual report on Form 10-K for the year
           ended December 31, 1999;

     (b)   quarterly report on Form 10-Q for the
           quarter ended March 31, 2000; and

     (c) current reports on Form 8-K filed on May 8, 2000, May 12, 2000 and June 21, 2000.

     You may request a copy of these filings at no cost, by writing or telephoning the office of William R. Luraschi, Vice President and Secretary, The AES Corporation, 1001 North 19th Street, Arlington, Virginia, telephone number
(703) 522-1315.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward- looking statements are subject to risks, uncertainties, and assumptions related to AES, including those risks set forth under "Risk Factors" in this prospectus and those set forth under the caption "Cautionary Statements and Risk Factors" in our annual report on Form 10-K, which is incorporated by reference in this prospectus.

     We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                   THE COMPANY

     We are a global power company committed to serving the world's needs for electricity in a socially responsible way. Our electricity "generation" business consists of sales to wholesale customers (generally electric utilities, regional electric companies or wholesale commodity markets known as "power pools") for further resale to end-users. We also sell electricity directly to end-users such as commercial, industrial, governmental and residential customers through our "distribution" business.

     Sales within our generation business are made under long-term contracts from power plants owned by our subsidiaries and affiliates, as well as directly into power pools. We own new plants constructed for such purposes, which we refer to in this prospectus as greenfield plants, as well as older power plants acquired through competitively bid privatization initiatives or negotiated acquisitions.

     Electricity sales by our distribution businesses, including affiliates, are generally made pursuant of the provisions of long-term electricity sale concessions granted by the appropriate governmental authorities. In certain cases, these distribution companies are "integrated", in that they also own electric power plants for the purpose of generating a portion of the electricity they sell.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the securities being offered by the selling securityholders.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges is as follows:

                                                                                     Three Months
                                                                                          Ended
                                                    Year Ended December 31,             March 31
                                           ----------------------------------------  ------------
                                           1995     1996      1997     1998    1999       2000
                                           ----     ----      ----     ----    ----     --------
Ratio of earnings to fixed charges......   2.20     1.88      1.46     1.65    1.50       2.08

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest, plus depreciation of previously capitalized interest, plus fixed charges, less capitalized interest, less excess of earnings over dividends of less-than-fifty-percent-owned companies, less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, less preference security dividend requirements of a consolidated subsidiary. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and capitalized expenses, preference security dividend requirements of a consolidated subsidiary, and that portion of rental expense which we believe to be representative of an interest factor.

     During the period from January 1, 1995 until March 31, 2000, no shares of preferred stock were issued or outstanding, and during that period we did not pay any preferred stock dividends.

               PRICE RANGE OF AES COMMON STOCK AND DIVIDEND POLICY

     Our common stock began trading on the New York Stock Exchange on October 16, 1996 under the symbol "AES". The following table sets forth for the periods indicated the intra-day high and low sale prices for the common stock as reported on the composite tape. In April 2000, we announced a two-for-one stock split, in the form of a stock dividend, for holders of record on May 1, 2000 of our common stock, par value $.01 per share, which was payable on June 1, 2000. The prices set forth below have been adjusted for such stock split.

                                                             High         Low
                                                           --------     --------
1998
   First Quarter.......................................... $  27.16     $  19.69
   Second Quarter.........................................    29.00        22.82
   Third Quarter..........................................    27.69        11.50
   Fourth Quarter.........................................    23.69        16.00

1999
   First Quarter.......................................... $  24.63     $  16.41
   Second Quarter.........................................    29.88        18.38
   Third Quarter..........................................    33.35        26.53
   Fourth Quarter.........................................    38.19        25.22

2000
   First Quarter.......................................... $  44.72     $  34.25
   Second Quarter.........................................    49.63        35.56
   Third Quarter (through July 5, 2000)...................    47.38        45.13

     No cash dividends have been paid on common stock since December 22, 1993 in order to provide capital for our equity investments in projects.

     Our ability to declare and pay dividends is dependent, among other things, on

     o the ability of our project subsidiaries to declare and pay dividends and otherwise distribute cash to us;

     o    our ability to service our parent company debt and

     o our ability to meet certain criteria for paying dividends under our corporate credit facility and under existing indentures of our debt securities.

     The ability of our subsidiaries to declare and pay dividends and otherwise distribute cash to us is subject to certain limitations in the project loans and other documents entered into by our project subsidiaries. These limitations permit the payment of dividends out of current cash flow for quarterly, semi-annual or annual periods only at the end of these periods and only after payment of principal and interest on project loans due at the end of these periods.

     Cash dividend payments on common stock are limited to a certain percentage of cash flow under our corporate credit agreement. The indentures relating to our existing senior subordinated notes preclude the payment of cash dividends if:

     o at the time of a payment of cash dividends or after giving effect thereto an event of default occurred;

     o an event that would become an event of default occurred and is continuing;

     o    certain fixed charge coverage ratios are not met or

     o if the payment of dividends, together with other restricted payments, would exceed certain limits.

                                  AES TRUST VII

     AES Trust VII is a statutory business trust formed on May 10, 2000 under the Delaware Business Trust Act, commonly referred to as the Business Trust Act, pursuant to a declaration of trust among the trustees of the Trust and AES and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration was amended and restated in its entirety on May 17, 2000, and is referred to in this prospectus as the declaration.

Trust Securities

     The holders of the preferred securities own all of the issued and outstanding preferred securities. We acquired common securities in an amount equal to at least 3% of the total capital of the Trust and own, directly or indirectly, all of the issued and outstanding common securities. The Trust exists for the purpose of (1) issuing its preferred securities and common securities, which together we refer to in this prospectus as Trust securities, for cash and investing the proceeds thereof in an equivalent amount of junior subordinated debentures and (2) engaging in such other activities as are necessary, convenient and incidental thereto. The rights of the holders of the Trust securities, including economic rights, rights to information and voting rights, are as set forth in the declaration, the Business Trust Act and the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the Trust Indenture Act. The declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the junior subordinated debentures. In the declaration, we have agreed to pay for all debts and obligations (other than with respect to the Trust securities) and all costs and expenses of the Trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

Powers and Duties and Trustees

     The number of trustees of the Trust shall initially be five. Three of such trustees, which we refer to in this prospectus as the Regular Trustees, are individuals who are our employees or officers. The fourth such trustee will be Bank One, National Association, which we refer to in this prospectus as Bank One. Bank One is unaffiliated with us and will serve as the property trustee, which we refer to in this prospectus as the Property Trustee, and act as the indenture trustee for purposes of the Trust Indenture

Act. The fifth such trustee is Bank One Delaware Inc., which we refer to in this prospectus as the Delaware trustee, and has its principal place of business in the State of Delaware. Pursuant to the declaration, legal title to the junior subordinated debentures purchased by the Trust will be held by the Property Trustee for the benefit of the holders of the Trust securities, and the Property Trustee will have to exercise all rights, powers and privileges under the indenture with respect to the junior subordinated debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account, which we refer to in this prospectus as the property account, to hold all payments in respect of the junior subordinated debentures purchased by the Trust for the benefit of the holders of Trust securities. The Property Trustee will promptly make distributions to the holders of the Trust securities out of funds from the property account. The preferred securities guarantee, as defined in this prospectus under "Description of the Preferred Securities Guarantees", will be held by Bank One, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the preferred securities. As used in this prospectus, the term "Property Trustee" with respect to the Trust refers to Bank One acting either in its capacity as a trustee under the declaration and the holder of legal title to the junior subordinated debentures purchased by the Trust or in its capacity as indenture trustee under, and the holder of, the preferred securities guarantee, as the context may require. AES as the direct or indirect owner of all of the common securities of the Trust, will have the exclusive right (subject to the terms of the declaration) to appoint, remove or replace trustees and to increase or decrease the number of trustees provided that the number of trustees shall be, except under certain circumstances, at least five and the majority of trustees shall be Regular Trustees.

     The duties and obligations of the trustees of the Trust shall be governed by the declaration, the Business Trust Act and the Trust Indenture Act. Under its declaration, the Trust shall not, and the trustees shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the related declaration. In particular, the Trust shall not and the trustees shall cause the Trust not to:

     (a) invest any proceeds received by the Trust from holding the junior subordinated debentures purchased by the Trust but shall promptly distribute from the property account all such proceeds to holders of Trust securities pursuant to the terms of the related declaration and of the Trust securities;

     (b) acquire any assets other than as expressly provided in the related declaration;

     (c) possess Trust property for other than a Trust purpose;

     (d) make any loans, other than loans represented by the junior subordinated debentures;

     (e) possess any power or otherwise act in such a way as to vary the assets of the Trust or the terms of its Trust securities in any way whatsoever;

     (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than its Trust securities;

     (g) incur any indebtedness for borrowed money or

     (h) do any of the following:

     o direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee, as defined in this prospectus under "Description of the Junior Subordinated Debentures", with respect to the junior subordinated debentures deposited in the Trust as trust assets or upon the Property Trustee with respect to the preferred securities,

     o waive any past default that is waivable under the indenture or the declaration,

     o exercise any right to rescind or annul any declaration that the principal of all of the junior subordinated debentures deposited in the Trust as trust assets shall be due and payable or

     o consent to any amendment, modification or termination of the indenture or such junior subordinated debentures, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

Books and Records

     The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of preferred securities or his representative for any purpose reasonably related to his interest in the Trust during normal business hours.

The Property Trustee

     The Property Trustee, for the benefit of the holders of the Trust securities of the Trust, is authorized under the declaration to exercise all rights under the indenture with respect to the junior subordinated debentures deposited in the Trust, as trust assets, including its rights as the holder of such junior subordinated debentures to enforce our obligations under such junior subordinated debentures upon the occurrence of an indenture event of default. The Property Trustee shall also be authorized to enforce the rights of holders of preferred securities under the preferred securities guarantee. If the Trust's failure to make distributions on the preferred securities is a consequence of our exercise of any right under the terms of the junior subordinated debentures deposited in the Trust as trust assets to extend the interest payment period for such junior subordinated debentures, the Property Trustee will have no right to enforce the payment of distributions on such preferred securities until an event of default under the declaration with respect to the Trust securities, which we refer to in this prospectus as an event of default or declaration event of default, shall have occurred. Holders of at least a majority in liquidation amount of the preferred securities held by the Trust will have the right to direct the Property Trustee with respect to certain matters under the declaration and the preferred securities guarantee. If the Property Trustee fails to enforce its rights under the indenture or fails to enforce the preferred securities guarantee, to the extent permitted by applicable law, any holder of preferred securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against us to enforce such rights or the preferred securities guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities would have the right to directly institute proceedings for enforcement of payments to such holders of principal of, or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation preference of the preferred securities of such holders, which we refer to in this prospectus as a direct action. In connection with such direct action, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holders of preferred securities in such direct action. Notwithstanding the foregoing, if an event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of preferred securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder, which we refer to in this prospectus as a holder direct action, on or after the respective due date specified in the junior subordinated debentures. In connection with such holder direct action, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment we make to such holder of preferred securities in such holder direct action.

                     DESCRIPTION OF THE PREFERRED SECURITIES

     The preferred securities were issued pursuant to the terms of the declaration. The Property Trustee, Bank One, but not the other trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the preferred securities and the declaration include those stated in the declaration and those made part of the declaration by the Trust Indenture Act and the Business Trust Act.

The following summarizes the material terms and provisions of the preferred securities and is qualified in its entirety by reference to, the declaration, the Business Trust Act and the Trust Indenture Act.

General

     The declaration authorizes the Trust to issue the preferred securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the common securities, which represent common undivided beneficial interests in the assets of the Trust. We will own, directly or indirectly, all of the common securities. The common securities and the preferred securities rank pari passu with each other and will have equivalent terms except that (1) if a declaration event of default occurs and is continuing, the rights of the holders of the common securities to payment in respect of periodic distributions, as defined in this prospectus under "--Distributions" below, and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the preferred securities and (2) holders of common securities have the exclusive right (subject to the terms of the declaration) to appoint, remove or replace trustees and to increase or decrease the number of trustees. The declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the preferred securities and the common securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the junior subordinated debentures. Pursuant to the declaration, the Property Trustee will own and hold the junior subordinated debentures as trust assets for the benefit of the holders of the preferred securities and the common securities. We guarantee the payment of distributions out of moneys held by the Property Trustee and payments on redemption of the preferred securities or liquidation of the Trust on a subordinated basis as and to the extent described in this prospectus under "Description of the Preferred Securities Guarantee". The Property Trustee will hold the preferred securities guarantee for the benefit of holders of the preferred securities. The preferred securities guarantee is a full and unconditional guarantee from the time of issuance of the preferred securities, but the preferred securities guarantee covers distributions and other payments on the preferred securities only if and to the extent that we have made a payment to the Property Trustee of interest or principal on the junior subordinated debentures deposited in the Trust as trust assets. See "--Voting Rights".

Distributions

     Distributions on the preferred securities will be fixed at an annual rate of $3.00 per preferred security. Distributions in arrears for more than one quarter will bear interest thereon at the rate per annum of 6% (to the extent permitted by law), compounded quarterly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30 day months.

     Distributions on the preferred securities will be cumulative, will accrue from May 17, 2000 and, except as otherwise described below, will be payable on February 15, May 15, August 15 and November 15, of each year, commencing on August 15, 2000, but only if, and to the extent that, interest payments are made in respect of junior subordinated debentures held by the Property Trustee.

     So long as we shall not be in default in the payment of interest on the junior subordinated debentures, we have the right under the indenture to defer payments of interest on the junior subordinated debentures by extending the interest payment period from time to time on the junior subordinated debentures for a period not exceeding 20 consecutive quarterly interest periods and, as a consequence, the Trust would defer quarterly distributions on the preferred securities (though such distributions would continue to accrue with interest thereon at the rate of 6% per annum, compounded quarterly) during any such extension period; provided that no such period may extend beyond the stated maturity of the junior subordinated debentures. If we exercise the right to extend an interest payment period, we may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of our common stock or preferred stock during such extension period; provided that the foregoing will not apply to any stock dividend by us payable in common stock. Prior to the termination of any such extension period, we may further extend such extension period; provided that such extension period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the above requirements. We may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the junior subordinated debentures. See "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period" and "Risk Factors". Payments of accrued distributions will be payable to holders of preferred securities as they appear on the books and records of the Trust on the first record date after the end of an extension period.

     Distributions on the preferred securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the property account to permit such payment. The funds available for distribution to the holders of the preferred securities will be limited to payments received by the Property Trustee in respect of the junior subordinated debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures". If we do not make interest payments on the junior subordinated debentures, the Property Trustee will not make distributions on the preferred securities. Under the declaration, if and to the extent we do make interest payments on the junior subordinated debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust securities on a pro rata basis. We guarantee the payment of distributions on the preferred securities on a subordinated basis as and to the extent set forth under the "Description of the Preferred Securities Guarantees". The preferred securities guarantee is a full and unconditional guarantee from the time of issuance of the preferred securities but the preferred securities guarantee covers distributions and other payments on the preferred securities only if and to the extent that we have made a payment to the Property Trustee of interest or principal on the junior subordinated debentures deposited in the Trust as trust assets.

     Distributions on the preferred securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the preferred securities remain in book-entry form, will be one business day prior to the relevant distribution payment date. Distributions payable on any preferred securities that are not punctually paid on any distribution payment date as a result of our having failed to make the corresponding interest payment on the junior subordinated debentures will forthwith cease to be payable to the person in whose name such preferred securities is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such preferred securities is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an extension period unless we have elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such distribution payment date. Distributions on the preferred securities will be paid through the Property Trustee who will hold amounts received in respect of the junior subordinated debentures in the property account for the benefit of the holders of the preferred and common securities. Subject to any applicable laws and regulations and the provisions of the declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the preferred securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates which shall be more than one business day prior to the relevant payment dates. The declaration provides that the payment dates or record dates for the preferred securities shall be the same as the payment dates and record dates for the junior subordinated debentures. All distributions paid with respect to the Trust securities shall be paid on a pro rata basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the preferred securities is not a business day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. "Business day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York are permitted or required by any applicable law to close.

Conversion Rights

     The preferred securities will be convertible at any time prior to the close of business on May 14, 2008 (or in the case of the preferred securities called for redemption, prior to the close of the business on the business day prior to the redemption date), which we refer to in this prospectus as the conversion expiration date, at the option of the holders thereof and in the manner described below, into shares of common stock at an initial conversion rate of
1.0811 shares of common stock for each preferred securities (equivalent to a conversion price of $46.25 per share of common stock, which we refer to in this prospectus as the initial conversion price), subject to adjustment as described under "--Conversion Price Adjustments--General" and "--Conversion Price Adjustments--Fundamental Change" below. The initial conversion rate and conversion price set forth above give effect to the stock dividend paid on June 1, 2000. If a preferred security is surrendered for conversion after the close of business on any regular record date for payment of a distribution and before the opening of business on the corresponding distribution payment date, then, notwithstanding such conversion, the distribution payable on such distribution payment date will be paid in cash to the person in whose name the preferred security is registered at the close of business on such record date, and (other than a preferred security or a portion of a preferred security called for redemption on a redemption date occurring after such record date and prior to such distribution payment date) when so surrendered for conversion, the preferred security must be accompanied by payment of an amount equal to the distribution payable on such distribution payment date.

     The terms of the preferred securities provide that a holder of a preferred security wishing to exercise its conversion right shall surrender such preferred security, together with an irrevocable conversion notice, to the Property Trustee, as conversion agent, which we refer to in this prospectus as the Conversion Agent, which shall, on behalf of such holder, exchange such preferred security for an equivalent amount of junior subordinated debentures and immediately convert such junior subordinated debentures into common stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the preferred securities is in effect, however, procedures for converting the preferred securities into shares of common stock will differ, as described under "--Book-Entry Only Issuance--The Depository Trust Company".

     No fractional shares of common stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by us in cash based on the market price of common stock on the date such preferred securities are surrendered for conversion.

Conversion Price Adjustments-General

     The initial conversion price is subject to adjustment (under formulas set forth in the indenture) in certain events, including:

         (i) the issuance of common stock as a dividend or distribution on common stock;

         (ii) certain subdivisions and combinations of common stock;

         (iii) the issuance to all holders of common stock of certain rights or warrants to purchase common stock at less than the then current market price;

         (iv) the distribution to all holders of common stock of (A) equity securities of AES (other than common stock), (B) evidences of indebtedness of AES and/or (C) other assets (including securities, but excluding (1) any rights or warrants referred to in clause (iii) above, (2) any rights or warrants to acquire any capital stock of any entity other than AES, (3) any dividends or distributions in connection with the liquidation, dissolution or winding-up of AES, (4) any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of AES and (5) any dividends or distributions referred to in clause (i) above);

         (v) distributions to all holders of common stock, consisting of cash, excluding (a) any cash dividends on common stock to the extent that the aggregate cash dividends per share of common stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of common stock of the cash dividends paid on common stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of common stock), and (y) 15% of the average of the daily Closing Price (as defined in the indenture) of common stock for the ten consecutive Trading Days (as defined in the indenture) immediately prior to the date of declaration of such dividend, and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of AES or a redemption of any rights issued under a rights agreement; provided, however, that no adjustment shall be made pursuant to this clause (v) if such distribution would otherwise constitute a fundamental change, as defined in this prospectus under "--Conversion Price Adjustments--Fundamental Change", and be reflected in a resulting adjustment described below; and

          (vi) payment in respect of a tender or exchange offer by AES or any subsidiary of AES for common stock to the extent that the cash and value of any other consideration included in such payment per share of common stock exceed (by more than 10%, with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of common stock on the Trading Day next succeeding the Expiration Time (as defined in the indenture) for such tender or exchange offer.

     If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is a dividend described in subclause (a) of clause (v) above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause
(vi) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the common stock acquired in the tender or exchange offer exceeds 110% of the value of such shares based on the first reported sale price of common stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, AES may provide that upon the conversion of the preferred securities the holder converting such preferred securities will receive, in addition to the common stock to which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its preferred securities into common stock.

     The initial conversion rate and conversion price set forth elsewhere in this prospectus give effect to the stock dividend paid on June 1, 2000.

     No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     We may, from time to time, to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 business days (as defined in the indenture), in which case we shall give at least 15 days' notice of such reduction. In particular, we may, at our option, make such reduction in the conversion price, in addition to those set forth above, as we deem advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons. See "Certain United States Federal Income Tax Considerations--Adjustment of Conversion Price".

Conversion Price Adjustments--Fundamental
Change

     In the event that we shall be a party to any transaction or series of transactions constituting a fundamental change, including, without limitation,
(i) any recapitalization or reclassification of common stock (other than a change in par value or as a result of a subdivision or combination of common stock); (ii) any consolidation or merger of AES with or into another corporation as a result of which holders of common stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for common stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding common stock); (iii) any sale or transfer of all or substantially all of our assets; or
(iv) any compulsory share exchange, pursuant to any of which holders of common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each preferred security then outstanding shall have the right thereafter to convert such preferred securities only into (x) if any such transaction does not constitute a common stock fundamental change, as defined in this prospectus under this subsection, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of such preferred security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a non-stock fundamental change, as defined in this prospectus under this subsection, giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a common stock fundamental change, shares of common stock of the kind received by holders of common stock as result of such common stock fundamental change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the common stock, as the case may be, shall enter into a supplemental indenture with the Indenture Trustee, satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

     Notwithstanding any other provision in the preceding paragraphs, if any fundamental change occurs, the conversion price in effect will be adjusted immediately after that fundamental change as follows:

          (i) in the case of a non-stock fundamental change, the conversion price per share of common stock immediately following such non-stock fundamental change will be the lower of (A) the conversion price in effect immediately prior to such non-stock fundamental change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the applicable price, as defined in this prospectus under this subsection, or the then applicable reference market price, as defined in this prospectus under this subsection, by a fraction of which the numerator will be 100 and the denominator of which will be an amount based on the date such non-stock fundamental change occurs. For the 12-month period beginning May 15, 2000, the denominator will be 106.00, and the denominator will decrease by 0.75 during each successive 12-month period; provided, that the denominator shall in no event be less than 100.

          (ii) in the case of a common stock fundamental change, the conversion price per share of common stock immediately following the common stock fundamental change will be the conversion price in effect immediately prior to the common stock fundamental change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the purchaser stock price (as defined below) and the denominator of which is the applicable price; provided, however, that in the event of a common stock fundamental change in which (A) 100% of the value of the consideration received by a holder of common stock (subject to certain limited exceptions) is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in the shares of common stock resulting from the common stock fundamental change) and (B) all of the common stock (subject to certain limited exceptions) shall have been exchanged for, converted into, or acquired for, shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price per share of common stock immediately following the common stock fundamental change shall be the conversion price in effect immediately prior to the common stock fundamental change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of common stock as a result of the common stock fundamental change.

     The foregoing conversion price adjustments are designed, in "fundamental change" transactions where all or substantially all of the common stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of common stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market of the Nasdaq Stock Market, Inc. (a "non-stock fundamental change," as defined in this prospectus under this subsection, to increase the securities, cash or property into which each preferred securities is convertible.

     In a fundamental change transaction where all or substantially all the common stock is converted into securities, cash, or property and more than 50% of the value received by the holders of common stock (subject to certain limited exceptions) consists of listed or Nasdaq National Market traded common stock (a "common stock fundamental change," as defined in this prospectus under this subsection), the foregoing adjustments are designed to provide in effect that
(a) where common stock is converted partly into such common stock and partly into other securities, cash, or property, each preferred securities will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of purchaser stock price in this prospectus under this subsection) equals the value of the shares of common stock into which such preferred securities was convertible immediately before the transaction (measured as aforesaid) and (b) where common stock is converted solely into such common stock, each preferred securities will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of common stock into which such preferred security was convertible immediately before such transaction.

     In determining the amount and type of consideration received by a holder of common stock in the event of a fundamental change, consideration received by a holder of common stock pursuant to a statutory right of appraisal will be disregarded.

     "Applicable price" means (i) in the event of a non-stock fundamental change in which the holders of common stock receive only cash, the amount of cash receivable by a holder of one share of common stock and (ii) in the event of any other fundamental change, the average of the Closing Prices (as defined in the supplemental indenture) for one share of common stock during the ten Trading Days immediately prior to the record date for the determination of the holders of common stock entitled to receive cash, securities, property or other assets in connection with such fundamental change or, if there is no such record date, prior to the date on which the holders of the common stock will have the right to receive such cash, securities, property or other assets.

     "Common stock fundamental change" means any fundamental change in which more than 50% of the value (as determined in good faith by our board of directors) of the consideration received by holders of common stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such fundamental change has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market, provided, however, that a fundamental change will not be a common stock fundamental change unless either (i) we continue to exist after the occurrence of such fundamental change and the outstanding preferred securities continue to exist as outstanding preferred securities or (ii) the outstanding preferred securities continue to exist as preferred securities and are convertible into shares of common stock of our successor.

     "Fundamental change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event for purposes of adjustment of the conversion price, such fundamental change will be deemed to have occurred when substantially all of the common stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of common stock received in the transaction or event as a result of which more than 50% of the common stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, properties or other assets.

     "Non-stock fundamental change" means any fundamental change other than a common stock fundamental change.

     "Purchaser stock price" means, with respect to any common stock fundamental change, the average of the Closing Prices for one share of common stock received by holders of common stock in such common stock fundamental change during the ten Trading Days immediately prior to the record date for the determination of the holders of common stock entitled to receive such shares of common stock or, if there is no such record date, prior to the date upon which the holders of common stock shall have the right to receive such shares of common stock.

     "Reference market price" will initially mean $24.79 (which is 66 2/3% of the last reported sale price per share of our common stock on the New York Stock Exchange on May 11, 2000, adjusted for the stock dividend paid on June 1, 2000) and, in the event of any adjustment to the conversion price other than as a result of a fundamental change, the reference market price will also be adjusted so that the ratio of the reference market price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial reference market price to the initial conversion price of the preferred securities.

     Conversions of the preferred securities may be effected by delivering them to our office or agency maintained for such purpose in the Borough of Manhattan, the City of New York.

     Conversion price adjustments may, in certain circumstances, result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended, commonly referred to as the Code, to holders of preferred securities or to holders of common stock issued upon conversion thereof. See "Certain United States Federal Income Tax Considerations--Adjustment of Conversion Price".

     No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

Special Event Redemption or Distribution

     If, at any time, a tax event or an investment company event (each as defined in this prospectus under this subsection, and each a "special event") shall occur and be continuing, the Trust shall, unless the junior subordinated debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, junior subordinated debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and the common securities would be distributed on a pro rata basis to the holders of the preferred securities and the common securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such special event; provided, however, that in the case of the occurrence of a tax event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters, which we refer to in this prospectus as a no recognition opinion, which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of junior subordinated debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the special event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or AES or the holders of the preferred securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a tax event, (i) the Regular Trustees have received an opinion, which we refer to in this prospectus as a redemption tax opinion, of nationally recognized independent tax counsel experienced in such matters that, as a result of a tax event, there is more than an insubstantial risk that we would be precluded from deducting the interest on the junior subordinated debentures for United States federal income tax purposes even if the junior subordinated debentures were distributed to the holders of preferred securities and common securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a no recognition opinion cannot be delivered to the Trust, we shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the junior subordinated debentures in whole or in part for cash at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon within 90 days following the occurrence of such tax event, and promptly following such redemption preferred securities and common securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so redeemed will be redeemed by the Trust at the redemption price on a pro rata basis; provided, however, that if at the time there is available to us or the Regular Trustees the opportunity to eliminate, within such 90 day period, the tax event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, us or the holders of the preferred securities, we will pursue such measure in lieu of redemption and provided further that we shall have no right to redeem the junior subordinated debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The common securities will be redeemed on a pro rata basis with the preferred securities, except that if an event of default under the declaration has occurred and is continuing, the preferred securities will have a priority over the common securities with respect to payment of the redemption price.

     "Tax event" means that the Regular Trustees shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters, which we refer to in this prospectus as a dissolution tax opinion, to the effect that on or after the date of this prospectus as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date hereof, subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures, (ii) the Trust is, or will be within 90 days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by us to the Trust on the junior subordinated debentures is not, or within 90 days of the date hereof will not be, deductible by us for United States federal income tax purposes.

     "Investment company event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended, commonly referred to as the 1940 Act, that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which we refer to in this prospectus as a change in 1940 Act law, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which change in 1940 Act law becomes effective on or after the date of this prospectus.

     On the date fixed for any distribution of junior subordinated debentures, upon dissolution of the trust, (i) the preferred securities and the common securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution, and (iii) any certificates representing preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such preferred securities, until such certificates are presented to us or our agent for transfer or reissuance.

     There can be no assurance as to the market price for the junior subordinated debentures which may be distributed in exchange for preferred securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the junior subordinated debentures which the investor may subsequently receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the preferred securities exchanged.

Mandatory Redemption

     Upon the repayment of the junior subordinated debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem preferred securities and common securities having an aggregate liquidation amount equal to the junior subordinated debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the redemption price. The common securities will be entitled to be redeemed on a pro rata basis with the preferred securities, except that if an event of default under the declaration has occurred and is continuing, the preferred securities will have a priority over the common securities with respect to payment of the redemption price. Subject to the foregoing, if fewer than all outstanding preferred securities and common securities are to be redeemed, the preferred securities and common securities will be redeemed on a pro rata basis. In the event fewer than all outstanding preferred securities are to be redeemed, preferred securities registered in the name of and held by the Depositary Trust Company or its nominee will be redeemed as described under "--Redemption Procedures".

Redemption Procedures

     The Trust may not redeem any outstanding preferred securities unless all accrued and unpaid distributions have been paid on all preferred securities for all quarterly distribution periods terminating on or prior to the date of notice of redemption.

     If the Trust gives a notice of redemption in respect of preferred securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, the Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities. See "--Book-Entry Only Issuance --The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the preferred securities called for redemption, such preferred securities shall no longer be deemed to be outstanding and all rights of holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest on such redemption price. Neither the trustees nor the Trust shall be required to register or cause to be registered the transfer of any preferred securities which have been so called for redemption. If any date fixed for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If we fail to repay junior subordinated debentures on maturity or on the date fixed for this redemption or if payment of the redemption price in respect of preferred securities is improperly withheld or refused and not paid by the Property Trustee or by us pursuant to the preferred securities guarantee described under "Description of the Preferred Securities Guarantee", distributions on such preferred securities will continue to accrue, from the original redemption date of the preferred securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

     In the event that fewer than all of the outstanding preferred securities are to be redeemed, the preferred securities will be redeemed as described below under "--Book-Entry Only Issuance--The Depository Trust Company."

     If a partial redemption of the preferred securities would result in the delisting of the preferred securities by any national securities exchange or other organization on which the preferred securities are then listed, we, pursuant to the indenture, will only redeem junior subordinated debentures in whole and, as a result, the Trust may only redeem the preferred securities in whole.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), we or any of our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

     In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the preferred securities and common securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a pro rata basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by us as provided in the declaration), an amount equal to the aggregate of the stated liquidation amount of $50 per Trust security plus accrued and unpaid distributions thereon to the date of payment, such amount being the liquidation distribution, unless, in connection with such dissolution, liquidation, winding-up or termination, junior subordinated debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust securities, shall be distributed on a pro rata basis to the holders of the preferred securities and common securities in exchange therefor.

     If, upon any such dissolution, the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the preferred securities and the common securities shall be paid on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon any such dissolution on a pro rata basis with the holders of the preferred securities, except that if an event of default under the declaration has occurred and is continuing, the preferred securities shall have a priority over the common securities with respect to payment of the liquidation distribution.

     Pursuant to the declaration, the Trust shall terminate: (1) on November 1, 2018, the expiration of the term of the Trust; (2) when all of the Trust securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust securities in accordance with the terms of the Trust securities; or (3) when all of the junior subordinated debentures shall have been distributed to the holders of Trust securities in exchange for all of the Trust securities in accordance with the terms of the Trust securities.

No Merger, Consolidation or Amalgamation of the
Trust

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other entity.

Declaration Events of Default

     An indenture event of default, as defined in this prospectus under "Description of the Junior Subordinated Debentures--Indenture Events of Default", will constitute an event of default; provided that pursuant to the declaration, the holder of the common securities will be deemed to have waived any such event of default with respect to the common securities until all events of default with respect to the preferred securities have been cured or waived. Until all such events of default with respect to the preferred securities have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the preferred securities, and only the holders of the preferred securities will have the right to direct the Property Trustee with respect to certain matters under the declaration and consequently under the indenture. In the event that any event of default with respect to the preferred securities is waived by the holders of the preferred securities as provided in the declaration, the holders of common securities pursuant to the declaration have agreed that such waiver also constitutes a waiver of such event of default with respect to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of the common securities. See "--Voting Rights" below.

     Upon the occurrence of an event of default, the Property Trustee as the holder of all of the junior subordinated debentures will have the right under the indenture to declare the principal of and interest on the junior subordinated debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges under the indenture. See "Description of the Junior Subordinated Debentures".

Registration Rights

     In connection with the initial offering of the preferred securities, we and the Trust agreed with the initial purchasers, for the benefit of the holders of the preferred securities, that we and the Trust would use our reasonable best efforts, and at our cost, to file on or before the 90th day following the date of original issuance of the preferred securities a shelf registration statement with respect to resales of the preferred securities, the preferred securities guarantee, the junior subordinated debentures and the shares of common stock issuable upon conversion, which we refer to in this prospectus as the registrable securities, and to keep this registration statement effective until the earlier of (i) the sale pursuant to such registration statement or Rule 144 under the Securities Act of all the registrable securities and (ii) two years after the date of the original issuance of the preferred securities. The registration statement of which this prospectus forms a part constitutes the shelf registration statement contemplated by this agreement. Holders will be required to provide certain information to us to be included in the registration statement in order to use the prospectus, as may be supplemented from time to time, for resales. We shall provide to each holder copies of the prospectus, notify each holder when this registration statement has become effective and take certain other actions as are required to permit resales. In the event that
(i) this shelf registration statement is not declared effective on or prior to the 180th day following the date of original issuance of the preferred securities or (ii) if use of this shelf registration statement for resales is suspended for any time during the two-year period after the date of original issuance of the preferred securities for a period in excess of 30 days during any three-month period or 60 days during any 12-month period (each, a "permitted black-out period"), then additional interest (in addition to amounts otherwise due on the preferred securities) will accrue at an annual rate of 0.50% on the preferred securities, if clause (i) applies, from the 181st day following the date of original issuance of the preferred securities until this registration statement is declared effective and, if clause (ii) applies, then during the period, other than any permitted black-out period, use of this registration statement is so suspended.

Voting Rights

     Except as provided below, under "--Modification and Amendment of the Declaration" and "Description of the Preferred Securities Guarantee" below and as otherwise required by the Business Trust Act, the Trust Indenture Act and the declaration, the holders of the preferred securities will have no voting rights.

     Subject to the requirements of this paragraph, the holders of a majority in aggregate liquidation amount of the preferred securities have the right (i) on behalf of all holders of preferred securities, to waive any past default that is waivable under the declaration and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the declaration, including the right to direct the Property Trustee, as the holder of the junior subordinated debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, as defined in this prospectus under "Description of the Junior Subordinated Debentures", or executing any trust or power conferred on the Indenture Trustee with respect to the junior subordinated debentures, (B) waive any past default that is waivable under Section 6.06 of the indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; provided that where a consent under the indenture would require the consent of (a) holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures or (b) each holder of junior subordinated debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of preferred securities representing such specified percentage of the aggregate liquidation amount of the preferred securities or, in the case of clause (b) above, each holder of all preferred securities affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of preferred securities. The Property Trustee shall notify all holders of record of preferred securities of any notice of default received from the Indenture Trustee with respect to the junior subordinated debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the preferred securities unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action. If the Property Trustee fails to enforce its rights under the declaration (including, without limitation, its rights, powers and privileges as a holder of the junior subordinated debentures under the indenture), any holder of preferred securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against us to enforce the Property Trustee's rights under the declaration, without first instituting a legal proceeding against the Property Trustee or any other person. In addition, in case of an event of default which is attributed to our failure to pay interest or principal on the junior subordinated debentures, a holder of preferred securities may directly institute a proceeding for enforcement of payment to such holder of the principal of, or interest on, the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. See "--Declaration Events of Default".

     A waiver of an indenture event of default by the Property Trustee at the direction of holders of the preferred securities will constitute a waiver of the corresponding event of default under the declaration in respect of the Trust securities.

     In the event the consent of the Property Trustee as the holder of the junior subordinated debentures is required under the indenture with respect to any amendment, modification or termination of the indenture or the junior subordinated debentures, the Property Trustee shall request the direction of the holders of the Trust securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the indenture would require the consent of holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures, the Property Trustee may only give such consent at the direction of the holders of Trust securities representing such specified percentage of the aggregate liquidation amount of the Trust securities; and, provided, further, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action.

     Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for such purpose, at a meeting of all of the holders of Trust securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of preferred securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of preferred securities will be required for the Trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities at such time that are owned by us or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with us shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning preferred securities registered in the name of and held by the Depositary Trust Company or its nominee may exercise their voting rights are described in this prospectus under "--Book-Entry Only Issuance --The Depository Trust Company" below. Holders of the preferred securities will have no rights to increase or decrease the number of trustees or to appoint, remove or replace a trustee, which rights are vested exclusively in the holders of the common securities.

Modification and Amendment of the Declaration

     The declaration may be modified and amended on approval of a majority of the Regular Trustees, provided, that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the Trust securities, whether by way of amendment to the declaration or otherwise, or (b) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the declaration, then the holders of the outstanding Trust securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust securities, provided that if any amendment or proposal referred to above would adversely affect only the preferred securities or the common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust securities.

     Notwithstanding the foregoing, (i) no amendment or modification may be made to the declaration unless the Regular Trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the declaration may not be amended without the consent of all of the holders of the Trust securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee; (iv)
Article IV of the declaration relating to our obligation to purchase the common securities and to pay certain obligations and expenses of the Trust may not be amended without our consent; and (v) the rights of holders of common securities under Article V of the declaration to increase or decrease the number of, and to appoint, replace or remove, trustees shall not be amended without the consent of each holder of common securities.

     The declaration further provides that it may be amended without the consent of the holders of the Trust securities to (i) cure any ambiguity; (ii) correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of the declaration; (iii) to add to our covenants, restrictions or obligations; and (iv) to conform to changes in, or a change in interpretation or application of certain 1940 Act requirements by the Securities and Exchange Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders.

Debts and Obligations of the Trust

     In the declaration, we have agreed to pay for all debts and obligations (other than with respect to the Trust securities) and all costs and expenses of the Trust, including the fees and expenses of its trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. Our foregoing obligations under the declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed, which we refer to in this prospectus as a creditor, whether or not such creditor has received notice thereof. Any such creditor may enforce such obligations directly against us and we have irrevocably waived any right or remedy to require that any such creditor take any action against the Trust or any other person before proceeding against us. We have agreed in the declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

Book-Entry Only Issuance-The Depository Trust
Company

     The Depository Trust Company, commonly referred to as the DTC, will act as securities depositary for the preferred securities. The preferred securities will be issued only as fully registered securities registered in the name of DTC or its nominee. One or more fully-registered global preferred securities certificates representing the total aggregate number of preferred securities, will be issued and will be deposited with DTC. The preferred securities will be subject to certain restrictions on transfer and will bear a legend to such effect as described under "Notice to Investors".

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global preferred securities.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, which we refer to in this prospectus as participants, deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which we refer to in this prospectus as direct participants, include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to in this prospectus as indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Upon issuance of a preferred securities global certificate, DTC will credit on its book-entry registration and transfer system the number of preferred securities represented by such preferred securities global certificate to the accounts of institutions that have accounts with DTC. Ownership of beneficial interests in a preferred securities global certificate will be limited to participants or persons that may hold interests through participants. The ownership interest of each actual purchaser of each preferred securities, which we refer to in this prospectus as beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities. Transfers of ownership interests in the preferred securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     DTC has no knowledge of the actual beneficial owners of the preferred securities; DTC's records reflect only the identity of the direct participants to whose accounts such preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a preferred securities global certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the preferred securities represented by such preferred securities global certificate for all purposes.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the preferred securities are being redeemed, DTC will reduce pro rata (subject to adjustment to eliminate fractional preferred securities) the amount of interest of each direct participant in the preferred securities to be redeemed.

     Although voting with respect to the preferred securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the preferred securities represented by a preferred series global certificate will be made by the Property Trustee to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless

DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the Trust or AES, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Except as provided herein, a beneficial owner in a global preferred securities certificate will not be entitled to receive physical delivery of preferred securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the preferred securities.

     DTC may discontinue providing its services as securities depository with respect to the preferred securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, preferred securities certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the preferred securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we and the trust believe to be reliable, but we and the Trust take no responsibility for the accuracy thereof.

Conversion Agent, Registrar, Transfer Agent and
Paying Agent

     The Property Trustee will act as Conversion Agent. In addition, in the event the preferred securities do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions and payments on redemption of the preferred securities will be payable, the transfer of the preferred securities will be registrable, and preferred securities will be exchangeable for preferred securities of other denominations of a like aggregate liquidation amount, at the corporate trust office of the Property Trustee in New York, New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any preferred securities will be made only upon surrender of such preferred securities to the Property Trustee.

     Bank One or one of its affiliates will act as registrar and transfer agent for the preferred securities. Bank One will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of preferred securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as we or the Trust may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of preferred securities after such preferred securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, prior to a default with respect to the Trust securities, undertakes to perform only such duties as are specifically set forth in the declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of preferred securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     We and certain of our affiliates maintain a deposit account and banking relationship with the Property Trustee.

Governing Law

     The declaration and the preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

     The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust securities.

     We and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not we and the Trust, respectively, is in compliance with all the conditions and covenants under the declaration.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the preferred securities guarantee that we executed and delivered for the benefit of the holders from time to time of preferred securities. The preferred securities guarantee is held by Bank One, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the preferred securities. The terms of the preferred securities guarantee are those set forth in the preferred securities guarantee and those made part of such preferred securities guarantee by the Trust Indenture Act. This description summarizes the material terms of the preferred securities guarantee and is qualified in its entirety by reference to the preferred securities guarantee (a copy of which may be obtained from the trustee) and the Trustee Indenture Act. Section and Article references used herein are references to the provisions of the preferred securities guarantee.

General

     Pursuant to the preferred securities guarantee, we have irrevocably and unconditionally agreed, to the extent set forth therein, to pay in full, to the holders of the preferred securities, the guarantee payments (as defined in this paragraph) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to preferred securities to the extent not paid or made by the Trust, which we refer to in this prospectus as the guarantee payments, will be subject to the preferred securities guarantee (without duplication): (i) any accrued and unpaid distributions on preferred securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by the Trust but if and only to the extent that in each case we have made a payment to the Property Trustee of interest or principal on the junior subordinated debentures deposited in the Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of such junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities upon the maturity or redemption of such junior subordinated debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the preferred securities in liquidation of the Trust. Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of preferred securities or by causing the Trust to pay such amounts to such holders.

     The preferred securities guarantee is a guarantee from the time of issuance of the preferred securities, but the preferred securities guarantee covers distributions and other payments on the preferred securities only if and to the extent that we have made a payment to the Property Trustee of interest or principal on the junior subordinated debentures deposited in the Trust as trust assets. If we do not make interest or principal payments on the junior subordinated debentures deposited in the Trust as trust assets, the Property Trustee will not make distributions of the preferred securities and the Trust will not have funds available therefor.

     Our obligations under the declaration, the preferred securities guarantee issued with respect to preferred securities, the junior subordinated debentures purchased by the Trust and the indenture in the aggregate provide a full and unconditional guarantee on a subordinated basis by us of payments due on the preferred securities.

Certain Covenants of AES

     In the preferred securities guarantee, we have agreed that, so long as any preferred securities issued by the Trust remain outstanding, we will not (A) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or (B) make any payment of interest, premium (if any) or principal on any debt securities issued by us which rank pari passu with or junior to the junior subordinated debentures, if at such time (i) we shall be in default with respect to its guarantee payments or other payment obligations under the preferred securities guarantee, (ii) there shall have occurred any declaration event of default under the declaration or (iii) in the event that junior subordinated debentures are issued to the Trust in connection with the issuance of Trust securities, we shall have given notice of its election to defer payment of interest on such junior subordinated debentures by extending the interest payment period as provided in the terms of the junior subordinated debentures and such period, or any extension thereof, is continuing; provided that the foregoing will not apply to stock dividends paid by us in our common stock. In addition, so long as any preferred securities remain outstanding, we have agreed (i) to remain the sole direct or indirect owner of all of the outstanding common securities issued by the Trust and shall not cause or permit the common securities to be transferred except to the extent permitted by the declaration; provided that any permitted successor of AES under the indenture may succeed to our ownership of the common securities issued by the applicable the Trust and (ii) to use reasonable efforts to cause such the Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of junior subordinated debentures.

Amendments and Assignment

     Except with respect to any changes that do not adversely affect the rights of holders of preferred securities (in which case no consent will be required), the preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities issued by the Trust. All guarantees and agreements contained in the preferred securities guarantee shall bind our successors, assignees, receivers, trustees and representatives and shall inure to the benefit of the holders of the preferred securities then outstanding. Except in connection with a consolidation, merger or sale involving AES that is permitted under the indenture, we may not assign our obligations under the preferred securities guarantee.

Termination of the Preferred Securities
Guarantee

     The preferred securities guarantee will terminate and be of no further force and effect as to the preferred securities upon full payment of the redemption price of all of the preferred securities, or upon distribution of the junior subordinated debentures to the holders of the preferred securities in exchange for all of the preferred securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Preferred Securities Guarantee

     Our obligations under the preferred securities guarantee to make the guarantee payments constitute an unsecured obligation of AES and rank subordinate and junior in right of payment to all of our other liabilities, including the junior subordinated debentures, except those made pari passu or subordinate by their terms, and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by AES. Our obligations under the preferred securities guarantee rank pari passu with other preferred securities guarantees of AES. Because we are a holding company, our obligations under the preferred securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, except to the extent that we are a creditor of the subsidiaries recognized as such. The declaration provides that each preferred securities holder's acceptance thereof agrees to the subordination provisions and other terms of the preferred securities guarantee.

     The preferred securities guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The preferred securities guarantee has been deposited with Bank One, as indenture trustee, to be held for the benefit of the holders of the preferred securities issued by the Trust. Bank One shall enforce the preferred securities guarantee on behalf of the holders of the preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the preferred securities guarantee, including the giving of directions to Bank One. If Bank One fails to enforce the preferred securities guarantee as above provided, any holder of preferred securities may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee, without first instituting a legal proceeding against the Trust or any other person or entity. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payments.

Miscellaneous

     We are required to provide annually to Bank One a statement as to our performance of certain of its obligations under the preferred securities guarantee and as to any default in such performance. We are required to file annually with Bank One an officer's certificate as to our compliance with all conditions under the preferred securities guarantee.

     Bank One, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the preferred securities guarantee and, after default with respect to the preferred securities guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, Bank One is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

     The preferred securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the junior subordinated debentures in which the Trust invested the proceeds from the issuance and sale of the Trust securities and which were deposited in the Trust as trust assets. The terms of the junior subordinated debentures include those stated in the Junior Subordinated Debt Trust Securities Indenture dated as of March 1, 1997 between AES and The First National Bank of Chicago, as trustee, as supplemented by the supplemental indenture to be dated as of May 17, 2000 between AES and Bank One, National Association, which we refer to in this prospectus as the Indenture Trustee. We refer in this prospectus to The Junior Subordinated Debt Trust Securities Indenture, as supplemented, as the indenture. The following description does not purport to be complete and is qualified in its entirety by reference to the indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

     The indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series, which we refer to collectively, together with the junior subordinated debentures, in this prospectus as the subordinated debentures. The junior subordinated debentures constitute a separate series under the indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a special event, junior subordinated debentures may be distributed to the holders of the Trust securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution".

General

     The junior subordinated debentures are unsecured, subordinated obligations of AES, limited in aggregate principal amount to an amount equal to the sum of
(1) the stated liquidation amount of the preferred securities issued by the Trust and (2) the proceeds received by the Trust upon issuance of the common securities to us (which proceeds will be used to purchase an equal principal amount of junior subordinated debentures).

     The entire principal amount of the junior subordinated debentures will become due and payable, together with any accrued and unpaid interest thereon, on May 15, 2008. The junior subordinated debentures are not subject to any sinking fund.

     If junior subordinated debentures are distributed to holders of preferred securities in dissolution of the Trust, such junior subordinated debentures will initially be issued as a global security, defined in this prospectus under "--Book-Entry and Settlement". As described herein, under certain limited circumstances, junior subordinated debentures may be issued in certificated form in exchange for a global security. See "Book-Entry and Settlement" below. In the event that junior subordinated debentures are issued in certificated form, such junior subordinated debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debentures issued as a global security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures.

     In the event that junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in New York, New York provided that payment of interest may be made at our option by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any junior subordinated debenture will be made only upon surrender of such junior subordinated debenture to the Indenture Trustee.

Subordination

     The payment of principal of, premium, if any, and interest on the junior subordinated debentures will, to the extent and in the manner set forth in the indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our senior and subordinated debt.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of AES, the holders of all senior and subordinated debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the junior subordinated debentures will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the junior subordinated debentures.

     We may make no payments on account of principal, premium, if any, or interest in respect of the junior subordinated debentures if there shall have occurred and be continuing a default in any payment with respect to senior and subordinated debt or during certain periods when an event of default under certain senior and subordinated debt permits the lenders thereunder to accelerate the maturity of such senior and subordinated debt. In addition, during the continuance of any other event of default (other than a payment default) with respect to designated senior and subordinated debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the trustee of written notice from holders of such designated senior and subordinated debt or from an agent of such holders, we may make no payments on account of principal, premium, if any, or interest in respect of the junior subordinated debentures during a period, commencing on the date of delivery of such notice and ending 179 days thereafter, which we refer to in this prospectus as the payment blockage period, (unless such payment blockage period shall be terminated by written notice to the trustee from the holders of such designated senior and subordinated debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one payment blockage period may be commenced with respect to the junior subordinated debentures during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any payment blockage period with respect to the designated senior and subordinated debt initiating such payment blockage period shall be or be made the basis for the commencement of any subsequent payment blockage period by the holders of such designated senior and subordinated debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     By reason of such subordination, in the event of insolvency, funds that would otherwise be payable holders of junior subordinated debentures will be paid to the holders of our senior and subordinated debt to the extent necessary to pay such debt in full, and we may be unable to meet fully its obligations with respect to the junior subordinated debentures.

     "Debt" is defined to mean, with respect to any person in any date of determination (without duplication), (i) all indebtedness for borrowed money,
(ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade payables, (v) all obligations as lessee-under capitalized leases, (vi) all debt of others secured by a lien on any asset of such person, whether or not such debt is assumed by such person; provided that, for purposes of determining the amount of any debt of the type described in this clause, if recourse with respect to such debt is limited to such asset, the amount of such debt shall be limited to the lesser of the fair market value of such an asset or the amount of such debt, (vii) all debt of others guaranteed by such person to the extent such debt is guaranteed by such person, (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all obligations of such person under currency agreements and interest rate agreements.

     "Designated senior and subordinated debt" is defined to mean (i) debt under the credit agreement dated as of May 20, 1996, which we refer to in this prospectus as the credit agreement, among AES, the banks named on the signature pages thereof and the Morgan Guaranty Trust Company of New York, as agent for the banks, as such credit agreement has been and may be amended, restated, supplemented or otherwise modified from time to time and (ii) debt constituting senior and subordinated debt which, at the time of its determination, (A) has an aggregate principal amount of at least $30 million and (B) is specifically designated in the instrument evidencing such senior and subordinated debt as "designated senior and subordinated debt" by AES.

     "Senior and subordinated debt" is defined to mean the principal of (and premium, if any) and interest on all of our debt whether created, incurred or assumed before, on or after the date of the indenture; provided that such senior and subordinated debt shall not include (i) debt to any affiliate, (ii) debt that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, (iii) any other debt which by terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the junior subordinate debentures, and in particular the junior subordinated debentures shall rank pari passu with all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with AES which is a financing vehicle of AES in connection with an issuance of preferred securities by such financing entity, and (iv) redeemable stock of AES.

Optional Redemption

     Except as provided below, the junior subordinated debentures may not be redeemed prior to May 19, 2003. We shall have the right to redeem the junior subordinated debentures, in whole or in part, from time to time, on or after May 19, 2003, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the junior subordinated debentures) together with accrued and unpaid interest, including compounded interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning May 15:

                                              Redemption
          Year                                   Price
          ----                                ----------


          2003.............................      103.75%
          2004.............................      103.00%
          2005.............................      102.25%
          2006.............................      101.50%
          2007.............................      100.75%

and 100% if redeemed on May 15, 2008.

     If the junior subordinated debentures are redeemed on any interest payment date, as defined in this prospectus under "--Interest", accrued and unpaid interest shall be payable to holders of record on the relevant record date.

     So long as the corresponding preferred securities are outstanding, the proceeds from the redemption of any junior subordinated debentures will be used to redeem preferred securities.

     We will also have the right to redeem the junior subordinated debentures at any time upon the occurrence of a tax event if certain conditions are met as described under "Description of the Preferred Securities--Special Event Redemption or Distribution".

     We may not redeem any junior subordinated debentures unless all accrued and unpaid interest thereon, including compounded interest, has been paid for all quarterly periods terminating on or prior to the date of notice of redemption.

     If we give a notice of redemption in respect of junior subordinated debentures (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, we will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the junior subordinated debentures. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the junior subordinated debentures called for redemption, such junior subordinated debentures will no longer be deemed to be outstanding and all rights of holders of such junior subordinated debentures so called for redemption will cease, except the right of the holders of such junior subordinated debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of junior subordinated debentures is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If we fail to repay the junior subordinated debentures on maturity or the date fixed for this redemption, or if payment of the redemption price in respect of junior subordinated debentures is improperly withheld or refused and not paid by us, interest on such junior subordinated debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all of the junior subordinated debentures are to be redeemed, the junior subordinated debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

     In the event of any redemption in part, we shall not be required to (1) issue, register the transfer of or exchange any junior subordinated debentures during a period beginning at the opening of 15 business days before any selection for redemption of junior subordinated debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of junior subordinated debentures to be redeemed and (2) register the transfer of or exchange any junior subordinated debentures so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated debentures being redeemed in part.

Interest

     The junior subordinated debentures will bear interest at the rate of 6% per annum from May 17, 2000. Interest will be payable on February 15, May 15, August 15 and November 15, of each year, each which we refer to in this prospectus as an interest payment date, commencing on August 15, 2000, to the person in whose name such junior subordinated debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such interest payment date. In the event (i) the preferred securities do not continue to remain in book-entry only form or (ii) if following distribution of the junior subordinated debentures to holders of Trust securities upon dissolution of the Trust as described under "Description of the Preferred Securities" above, the junior subordinated debentures shall not continue to remain in book-entry only form, the relevant record date will be the first date of the month in which the relevant interest payment date occurs. Interest payable on any junior subordinated debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such junior subordinated debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such junior subordinated debenture is registered on the special record date or other specified date determined in accordance with the indenture; provided, however, that interest shall not be considered payable by AES on any interest payment date falling within an extension period unless we have elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such interest payment date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30 day months. If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

     So long as we shall not be in default in the payment of interest on the junior subordinated debentures, we shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarters. We have no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an extension period, except at the end thereof. During any extension period, we shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that the foregoing will not apply to stock dividends payable in common stock paid by AES. Prior to the termination of any such extension period, we may further extend the interest payment period; provided that such extension period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the junior subordinated debentures. On the interest payment date occurring at the end of each extension period, we shall pay to the holders of junior subordinated debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the extension period) all accrued and unpaid interest on the junior subordinated debentures, together with interest thereon at the rate specified for the junior subordinated debentures to the extent permitted by applicable law, compounded quarterly. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the above requirements. We may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures, not to exceed 20 consecutive quarters; provided, that no such period may extend beyond the stated maturity of the junior subordinated debentures. Our failure to make interest payments during an extension period would not constitute a default or an event of default under the indenture or our currently outstanding indebtedness.

     If the Property Trustee shall be the sole holder of the junior subordinated debentures, we shall give the Property Trustee notice of its selection of such extension period one business day prior to the earlier of (1) the date the distributions on the preferred securities are payable or (2) the date the Trust is required to give notice to the New York Stock Exchange (if the preferred securities are then listed thereon) or other applicable self-regulatory organization or to holders of the preferred securities of the record date or the date such distribution is payable. The Trust shall give notice of our selection of such extension period to the holders of the preferred securities.

     If junior subordinated debentures have been distributed to holders of Trust securities, we shall give the holders of the junior subordinated debentures notice of its selection of such extension period ten business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date we are required to give notice to the New York Stock Exchange (if the junior subordinated debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the junior subordinated debentures of the record or payment date of such related interest payment.

Additional Interest

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, we will pay as additional interest on the junior subordinated debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Conversion of the Junior Subordinated
Debentures

     The junior subordinated debentures are convertible into common stock at the option of the holders of the junior subordinated debentures at any time prior to the close of business on May 14, 2008 (or, in the case of junior subordinated debentures called for redemption, the close of business on the business day prior to the redemption date) at the initial conversion price subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights". The Trust has agreed not to convert junior subordinated debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of preferred securities. Upon surrender of preferred securities to the Conversion Agent for conversion, the Trust will distribute junior subordinated debentures to the Conversion Agent on behalf of the holder of the preferred securities so converted, whereupon the Conversion Agent will convert such junior subordinated debentures to common stock on behalf of such holder. Our delivery to the holders of the junior subordinated debentures (through the Conversion Agent) of the fixed number of shares of common stock into which the junior subordinated debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy our obligation to pay the principal amount of the junior subordinated debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any junior subordinated debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such junior subordinated debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of junior subordinated debentures, as the case may be, despite such conversion.

Compounded Interest

     Payments of compounded interest on the junior subordinated debentures held by the Trust will make funds available to pay any interest on distributions in arrears in respect of the preferred securities pursuant to the terms thereof.

Certain Covenants of the Company Applicable to the Junior Subordinated Debentures

     If junior subordinated debentures are issued to the Trust in connection with the issuance of Trust securities by the Trust, we will covenant in the indenture that, so long as the preferred securities issued by the Trust remain outstanding, we will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) we shall be in default with respect to our guarantee payments or other payment obligations under the preferred securities guarantee, (ii) there shall have occurred any indenture event of default with respect to the junior subordinated debentures or (iii) in the event that junior subordinated debentures are issued to the Trust in connection with the issuance of Trust securities by the Trust, we shall have given notice of our election to defer payments of interest on such junior subordinated debentures by extending the interest payment period as provided in the terms of such junior subordinated debentures and such period, or any extension thereof, is continuing; provided that (x) we will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of our preferred stock as may be outstanding from time to time, in each case in accordance with the terms of such stock and (y) the foregoing will not apply to any stock dividends paid by us. In addition, if junior subordinated debentures are issued to the Trust in connection with the issuance of Trust securities by the Trust, for so long as preferred securities remain outstanding, we have agreed (i) to remain the sole direct or indirect owner of all of the outstanding common securities issued by the Trust and not to cause or permit the common securities to be transferred except to the extent permitted by the declaration; provided that any permitted successor of AES under the indenture may succeed to our ownership of the common securities issued by the Trust, (ii) to comply fully with all of its obligations and agreements contained in the related declaration and (iii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debentures.

Indenture Events of Default

     The indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "indenture event of default" with respect to each series of junior subordinated debentures:

         (a) Failure for 30 days to pay interest on the junior subordinated debentures of such series when due: provided that a valid extension of the interest payment period by AES shall not constitute a default in the payment of interest for this purpose;

         (b) failure to pay principle of or premium, if any, on the junior subordinated debentures of such series when due whether at maturity, upon redemption, by declaration or otherwise;

         (c) failure to observe or perform any other covenant contained in the indenture with respect to such series for 90 days after written notice to AES from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated debentures of such series; or

         (d) certain events in bankruptcy, insolvency or reorganization of AES.

     In each and every such case, unless the principal of all the junior subordinated debentures of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less that 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding, by notice in writing to AES (and to the Indenture Trustee if given by such holders), may declare the principal of all the junior subordinated debentures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures of that series may declare the principal due and payable immediately upon an indenture event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06).

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of that series may, on behalf of the holders of all the junior subordinated debentures of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of junior subordinated debentures. (Section 6.06) We are required to file annually with the Indenture Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the indenture. (Section 5.03)

     If junior subordinated debentures are issued to the Trust in connection with the issuance of Trust securities, then under the applicable declaration an indenture event of default with respect to such series of junior subordinated debentures will constitute a declaration event of default. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

Miscellaneous

     We and our subsidiaries maintain ordinary banking and trust relationships with Bank One and its affiliates.

     We will have the right at all times to assign any of its rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary; provided that, in the event of any such assignment, we will remain jointly and severally liable for all such obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto other than by AES to a successor or purchase pursuant to a consolidation, merger or sale permitted by the indenture. (Section 13.11)

Book-Entry and Settlement

     If any junior subordinated debentures are distributed to holders of preferred securities (see "Description of the Preferred Securities"), such junior subordinated debentures will be issued in the form of one or more global certificates, each which we refer to in this prospectus as a global security, registered in the name of the depositary or its nominee. Except under the limited circumstances described below, junior subordinated debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debentures in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a global security.

     Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing junior subordinated debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture. If junior subordinated debentures are distributed to holder of preferred securities, DTC will act as securities depositary for the junior subordinated debentures.

     For a description of DTC and DTC's book-entry system, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the global securities.

     None of AES, the Indenture Trustee, any paying agent and any other agent of AES or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A global security shall be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if (1) the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed; (2) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed;
(3) we, in our sole discretion, determine that such global security shall be so exchangeable; or (4) there shall have occurred an indenture event of default with respect to such junior subordinated debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

                 RELATIONSHIP BETWEEN THE PREFERRED SECURITIES,
                     THE JUNIOR SUBORDINATED DEBENTURES AND
                       THE PREFERRED SECURITIES GUARANTEE

     As set forth in the declaration, the Trust exists for the sole purpose of
(1) issuing the Trust securities evidencing undivided beneficial interests in the assets of the Trust, and investing the proceeds from such issuance and sale in the junior subordinated debentures and (2) engaging in such other activities as are necessary and incidental thereto.

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because (1) the aggregate principal amount of junior subordinated debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and the proceeds received by the Trust upon issuance of the common securities to us; (2) the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the preferred securities; (3) the declaration provides that we shall pay for all debts and obligations (other than with respect to the Trust securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (4) the declaration further provides that the trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (3) above, however, no assurance can be given that we will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

     Payments of distributions and other payments due on the preferred securities are guaranteed by AES on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". If we do not make interest or other payments on the junior subordinated debentures, the Trust will not make distributions or other payments on the preferred securities. Under the declaration, if and to the extent we do make interest or other payments on the junior subordinated debentures, the Property Trustee is obligated to make distributions or other payments on the preferred securities. The preferred securities guarantee is a full and unconditional guarantee from the time of issuance of the preferred securities, but the preferred securities guarantee covers distributions and other payments on the preferred securities only if and to the extent that we have made a payment to the Property Trustee of interest or principal on the junior subordinated debentures deposited in the Trust as trust assets.

     The Property Trustee will have the power to exercise all rights, powers and privileges under the indenture with respect to the junior subordinated debentures, including its rights as the holder of the junior subordinated debentures to enforce our obligations under the junior subordinated debentures upon the occurrence of an indenture event of default, and will also have the right to enforce the preferred securities guarantee on behalf of the holders of the preferred securities. In addition, the holders of at least a majority in liquidation amount of the preferred securities will have the right to direct the Property Trustee with respect to certain matters under the declaration and the preferred securities guarantee. If the Property Trustee fails to enforce its rights under the indenture any holder of preferred securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against us to enforce such rights. If the Property Trustee fails to enforce the preferred securities guarantee, to the extent permitted by applicable law, any holder of preferred securities may institute a legal proceeding directly against us to enforce the Property Trustee's rights under the preferred securities guarantee. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee".

     The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by AES of payments due on the preferred securities.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following are certain United States federal income tax consequences of the ownership and disposition of preferred securities. Unless otherwise stated, this summary deals only with preferred securities held as capital assets by holders who acquire the preferred securities upon original issuance at the price indicated on the cover of this prospectus. It does not deal with special classes of holders, such as dealers in securities or currencies, insurance companies, persons holding preferred securities as part of a straddle or as part of a hedging or conversion transaction, or United States persons whose functional currency is not the United States dollar. This discussion also does not address any tax consequences to foreign persons who own preferred securities indirectly through domestic partnerships or other domestic pass-through entities or United States persons who own preferred securities indirectly through foreign partnerships or other foreign pass-through entities. This summary is based on the Internal Revenue Code of 1986, as amended, commonly referred to as the Code, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

     Investors are advised to consult their tax advisors as to the United States federal income tax consequences of the ownership and disposition of preferred securities in light of their particular circumstances, as well as the effect of any state, local or other tax laws.

     For purposes of the following discussion, the term "United States Holder" means a beneficial owner of preferred securities that, for United States federal income tax purposes, is (i) a United States citizen or resident, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is includible in gross income for United States income tax purposes regardless of its source.

Classification of the Junior Subordinated
Debentures

     We intend to take the position that the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness under current law. No assurance can be given, however, that this position will not be challenged by the Internal Revenue Service, commonly referred to as the IRS. The remainder of this discussion assumes that the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of AES, and, by acceptance of a preferred security, each holder covenants to treat the junior subordinated debentures as indebtedness and the preferred securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures.

Classification of the Trust

     In connection with the issuance of the preferred securities, Davis Polk & Wardwell, counsel to AES and the Trust, rendered its opinion generally to the effect that, assuming full compliance with the terms of the declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of preferred securities will be considered the owner of a pro rata portion of the junior subordinated debentures held by the Trust and will be required to include in gross income its pro rata share of income accrued on the junior subordinated debentures.

United States Holders

     Accrual of Original Issue Discount. Because we have the right to extend the interest payment period on the junior subordinated debentures, all of the stated interest payments on the junior subordinated debentures will be treated as "original issue discount", which we refer to in this prospectus as OID. Accordingly, each United States Holder of preferred securities, including a taxpayer who otherwise uses the cash method of accounting, will be required to include its pro rata share of OID on the junior subordinated debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the preferred securities. Generally, all of a United States Holder's taxable interest income with respect to the junior subordinated debentures will be accounted for as OID and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by a United States Holder for any quarterly interest period (assuming no disposition prior to the record date for such distribution) will generally equal the sum of the daily accruals of income for such quarterly interest period.

     The total amount of "original issue discount" on the junior subordinated debentures will equal the difference between the "issue price" of the junior subordinated debentures and their "stated redemption price at maturity." All of the stated interest payments on the junior subordinated debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $50 principal amount of junior subordinated debentures will be equal to the first price to the initial purchasers at which a substantial amount of the preferred securities is sold for cash.

     A United States Holder's initial tax basis for its pro rata share of the junior subordinated debentures will be equal to its pro rata share of their "issue price," as defined above, and will be increased by OID accrued with respect to its pro rata share of the junior subordinated debentures, and reduced by the amount of cash distributions with respect thereto. No portion of the amounts received on the preferred securities will be eligible for the dividends received deduction.

     Potential Extension of Payment Period on the Junior Subordinated Debentures. United States Holders of preferred securities will continue to accrue OID with respect to their pro rata share of the junior subordinated debentures during an extended interest payment period. A United States Holder who disposes of the preferred securities during an extended interest period may suffer a loss because the market value of the preferred securities will likely fall if we exercise our option to defer payments of interest on the junior subordinated debentures. See "Disposition of the Preferred Securities" below. Furthermore, the market value of the preferred securities may not reflect the accumulated distributions that will be paid at the end of the extended interest period, and a United States Holder who sells the preferred securities during the extended interest period will not receive from AES any cash related to the interest income the holder accrued and included in its taxable income under the OID rule (because that cash will be paid to the holder of record at the end of the extended interest period).

     Distribution of Junior Subordinated Debentures to Holders of Preferred Securities. Under current law, a distribution by the Trust of the junior subordinated debentures as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution" will be non-taxable and will result in the United States Holder receiving directly its pro rata share of the junior subordinated debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such United States Holder was considered to have had in his pro rata share of the underlying junior subordinated debentures prior to such distribution.

     Disposition of the Preferred Securities. Upon a sale, exchange or other disposition of the preferred securities (including a distribution of cash in redemption of a United States Holder's preferred securities upon redemption or repayment of the underlying junior subordinated debentures, but excluding the distribution of junior subordinated debentures), a United States Holder will be considered to have disposed of all or part of its pro rata share of the junior subordinated debentures, and will recognize gain or loss equal to the difference between the amount realized and the United States Holder's adjusted tax basis in its pro rata share of the underlying junior subordinated debentures deemed disposed of. Such gain or loss will be capital gain or loss. United States Holders are advised to consult their tax advisers regarding the taxation of capital gains and losses.

     The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A United States Holder who disposes of its preferred securities between record dates for payments of distributions thereon will nevertheless be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as OID, and to add such amount to its adjusted tax basis in its pro rata share of the underlying junior subordinated debentures deemed disposed of. Accordingly, such a United States Holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the United States Holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Conversion of Preferred Securities to Common Stock. A holder of preferred securities will not recognize income, gain or loss upon the conversion through the Conversion Agent, of junior subordinated debentures into common stock. A United States Holder of preferred securities will recognize gain upon the receipt of cash in lieu of a fractional share of common stock equal to the amount of cash received less such United States Holder's tax basis in such fractional share. Such United States Holder's tax basis in the common stock received upon conversion will generally be equal to such United States Holder's tax basis in the preferred securities delivered to the Conversion Agent for exchange, less the basis allocated to any fractional share for which cash is received. Such United States Holder's holding period in the common stock received upon conversion will generally include the United States Holder's holding period of the preferred securities delivered to the Conversion Agent for exchange, except possibly with respect to common stock received in respect of any accrued but unpaid OID.

     Adjustment of Conversion Price. Treasury Regulations promulgated under section 305 of the Code would treat holders of preferred securities as having received a constructive distribution from AES in certain events pursuant to which the conversion rate of the junior subordinated debentures were adjusted. Thus, under certain circumstances, a reduction in the conversion price for the junior subordinated debentures may result in deemed dividend income to holders of preferred securities to the extent of the current or accumulated earnings and profits of AES. Holders of preferred securities are advised to consult their tax advisors as to the income tax consequences of adjustments in the conversion rate of preferred securities.

     Information Reporting to Holders. The Trust will report the OID that accrued during the year with respect to the junior subordinated debentures, and any gross proceeds received by the Trust from the retirement or redemption of the junior subordinated debentures, annually to the holders of record of the preferred securities and the IRS. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold preferred securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

     Backup Withholding. Payments made on, and proceeds from the sale of preferred securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the IRS.

United States Alien Holders

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Payments on Preferred Securities. As discussed above, we intend to take the position that the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of AES under current law. No assurance can be given, however, that our position will not be challenged by the IRS.

     Assuming that the junior subordinated debentures are classified for U.S. federal income tax purposes as indebtedness of AES, under present United States federal income tax law, payments by the Trust or any of its paying agents to any holder of a preferred security that is a United States Alien Holder would not be subject to United States federal withholding tax; provided, that, (a) the beneficial owner of the preferred securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of AES entitled to vote, (b) the beneficial owner of the preferred securities is not a controlled foreign corporation that is related to AES through stock ownership, and (c) either (1) the beneficial owner of the preferred securities certifies on a prerequisite form to the Trust or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, which we refer to in this prospectus as a financial institution, and holds the preferred securities in such capacity, certifies to the Trust or its agent that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

     Under current Treasury Regulations, backup withholding at a rate of 31% will not apply to distributions on the preferred securities if the certifications discussed above are made to the Trust or its agent, provided in each case that the Trust or its agent does not have actual knowledge the payee is a U.S. person.

     If the junior subordinated debentures were not classified for United States federal income tax purposes as indebtedness of AES, payments by the Trust or any of its paying agents to any holder of a preferred securities that is a United States Alien Holder would be subject to United States withholding tax at a 30% rate (or a lower rate prescribed by an applicable tax treaty). Prospective investors that would be United States Alien Holders should consult their tax advisors concerning the possible application of these rules.

     Distribution of Junior Subordinated Debentures to United States Alien Holders of Preferred Securities. Under current law, a distribution of the junior subordinated debentures as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution" will be non-taxable to United States Alien Holders.

     Adjustment of Conversion Price. As discussed above under "--Adjustment of Conversion Price", under certain circumstances a reduction in the conversion price for the junior subordinated debentures may result in deemed dividend income to holders of preferred securities to the extent of the current or accumulated earnings and profits of AES. Any such deemed dividend income that arises after December 31, 2000 with respect to a United States Alien Holder of preferred securities generally will be subject to withholding tax at a 30% rate or at a reduced rate as specified by an applicable tax treaty. For additional information respecting the treatment of such deemed dividend income, please see the discussion relating to dividends paid after December 31, 2000 below, under "--Dividends on Common Stock".

     Conversion of Preferred Securities to Common Stock. In general, no United States federal income or withholding tax will be imposed upon the conversion of preferred securities into common stock by a United States Alien Holder except with respect to the United States Alien Holder's receipt of cash in lieu of fractional shares where the conditions described below under "United States Alien Holders--Sale or Exchange of Preferred Securities or Common Stock" is satisfied.

     Dividends on Common Stock. Subject to the discussion below, dividends paid to a United States Alien Holder of common stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, we ordinarily will presume that dividends paid before December 31, 2000 to an address in a foreign country are paid to a resident of such country, absent knowledge that such presumption is not warranted.

     Under the Treasury Regulations applicable to dividends paid after December 31, 2000, commonly referred to as the Final Regulations, to obtain a reduced rate of withholding under a treaty, a United States Alien Holder is generally be required to provide certification of such United States Alien Holder's entitlement to benefits under a treaty. In addition, in certain cases where dividends are paid to a United States Alien Holder that is a partnership or other pass-through entity, persons holding an interest in the entity may need to provide the required certification.

     Generally, we must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

     Dividends paid to a United States Alien Holder at an address within the United States may be subject to backup withholding imposed at a rate of 31% if the United States Alien Holder fails to establish that it is entitled to an exemption or to provide a correct taxpayer identification number and certain other information to us or our paying agent. Under current United States federal income tax law, backup withholding (imposed at a rate of 31%) generally will not apply to dividends paid on or before December 31, 2000 to a United States Alien Holder at an address outside the United States (unless the payor has knowledge that the payee is a United States person). Under the new regulations, however, a United States Alien Holder will be subject to backup withholding unless applicable certification requirements are met.

     Sale or Exchange of Preferred Securities or

Common Stock. A United States Alien Holder (other than certain U.S. expatriates) will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of the preferred securities or common stock unless (i) the United States Alien Holder is a non-resident alien individual who is, or a foreign partnership owned in whole or part by non-resident alien individuals who are, present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied; or (ii) AES is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code during the shorter of the United States Alien Holder's holding period or the five year period ending on the date of the sale, exchange or other disposition and certain other conditions are satisfied.

     We believe that it is unlikely that it is or will be treated as a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Even if we are treated as a United States real property holding corporation, gain realized by a United States Alien Holder on a disposition of preferred securities or common stock will not be subject to U.S. federal income tax so long as (i) the United States Alien Holder is deemed to have beneficially owned, in the case of a disposition of common stock, less than or equal to 5% of the common stock or, in the case of a disposition of preferred securities, less than or equal to 5% of the preferred securities, and (ii) the common stock and the preferred securities are currently and will be, at the time of disposition, "regularly traded" on an established securities market (within the meaning of Section 897(c)(3) of the Code and the temporary Treasury Regulations thereunder). There can be no assurance that our common stock or preferred securities qualify or will continue to qualify as "regularly traded" on an established securities market.

     Effectively Connected Income. If a United States Alien Holder of our preferred securities or common stock is engaged in a trade or business in the United States, and if original issue discount accrued on the preferred securities or dividends on the common stock is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax on distributions on preferred securities and dividends on common stock, will generally be subject to regular United States income tax on the original issue discount and dividends and on any gain realized on the sale, exchange or other disposition of preferred securities or common stock in the same manner as if it were a United States person. Such a holder will be required to provide a certification on a prerequisite form in order to claim an exemption from withholding tax. On or after December 31, 2000, to comply with this requirement, the United States Alien Holder needs to also provide a valid United States taxpayer identification number. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or a lower rate prescribed by an applicable treaty) of its effectively connected earnings and profits for the taxable year.

     Information Reporting Requirement and Backup Withholding on Disposition of Preferred Securities or Common Stock. Under current United States federal income tax law, information reporting and backup withholding imposed at a rate of 31% will apply to the proceeds of a disposition of preferred securities or common stock effected by or through a U.S. office of a broker unless the disposing holder certifies as to its non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. However, U.S. information reporting requirements (but not backup withholding) will apply to a payment of disposition proceeds where the transaction is effected outside the U.S. by or through an office outside the U.S. of a broker that is either (i) a U.S. person, (ii) a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) a "controlled foreign corporation" for U.S. federal income tax purposes, or (iv) in the case of payments made after December 31, 2000, a foreign partnership with certain connections to the United States, in each case unless the holder has documentary evidence that the holder is a United States Alien Holder and that certain conditions are met or that the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

General

     A fiduciary of an employee benefit plan subject of Title I of ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the preferred securities. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions, which we refer to in this prospectus as prohibited transactions, involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code, which we refer to in this prospectus as an ERISA plan, and persons who have certain specified relationships to the ERISA plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

     The acquisition of preferred securities by any person who is using for such acquisition the assets of an ERISA plan shall constitute a representation by such person to AES that (1) if AES or the Property Trustee is a "party in interest" or a "disqualified person" with respect to such ERISA plan, then such security is being acquired pursuant to an exemption from the prohibited transaction rules under ERISA and the Code, and (2) AES is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the preferred securities or the junior subordinated debentures.

     Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the preferred securities. Any fiduciary of such a governmental or church plan considering an investment in the preferred securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

     The discussion herein of ERISA is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering an investment in the preferred securities should consult with its legal advisors regarding the consequences of such investment.

Prohibited Transactions

     We or the Property Trustee may be a party in interest or a disqualified person with respect to an ERISA plan investing in the preferred securities, and, therefore, such investments by an ERISA plan may give rise to a prohibited transaction. Consequently, before investing in the preferred securities, any person who is, or who in acquiring such securities is using the assets of, an ERISA plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such person's investment in the preferred securities, or that its investment in such securities will not result in a prohibited transaction.

     Certain statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code may be available to an ERISA plan which is investing in the preferred securities. Included among these exemptions are: Prohibited Transaction Class Exemption, commonly referred to as PTCE, 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; or PTCE 95-60, regarding investments by insurance company general accounts.

Trust Assets as "Plan Assets"

     The Department of Labor has issued final regulations, which we refer to in this prospectus as the labor regulations, as to what constitutes assets of an employee benefit plan, which we refer to in this prospectus as plan assets under ERISA. The labor regulations provide that, as a general rule, when an ERISA plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity in an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the labor regulations, the Trust will not be an investment company nor an operating company and the preferred securities will not constitute a "publicly offered security." Although, after resales pursuant to the shelf registration statement the preferred securities may qualify as "publicly offered securities" for purposes of the labor regulations, such result cannot be assured. If after the distribution pursuant to the shelf registration statement, the preferred securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately succeeding paragraph could continue to be applicable in connection with the investment by ERISA plans or investors' using plan assets of ERISA plans.

     Under the labor regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of preferred securities, the aggregate interest in the preferred securities held by benefit plan investors will be less than 25% of the value of the preferred securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the labor regulations, such result cannot be assured. Consequently, if ERISA plans or investors using plan assets of ERISA plans purchase the preferred securities, the Trust's assets could be deemed to be "plan assets" of such ERISA plan for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA plan is considered to be a fiduciary of such ERISA plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA plans that invest in the preferred securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and the responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the ERISA plans that will purchase the preferred securities, there may be an improper delegation by such ERISA plans of the responsibility to manage plan assets.

                             SELLING SECURITYHOLDERS

     The holders listed below and the beneficial owners of the preferred securities and their transferees, pledgees, donees or other successors, if not identified hereunder then so identified in supplements to this prospectus, are the selling securityholders under this prospectus. The following table sets forth, as of a recent practicable date prior to the effectiveness of the registration statement of which this prospectus forms a part, certain information with respect to the selling securityholders named below and the respective number of preferred securities owned by each selling securityholder that may be offered pursuant to this prospectus. Such information has been obtained from the selling securityholders, DTC and/or the Property Trustee.

                                                 Number of
Selling Securityholder                           Securities
----------------------                           ----------
[TO COME]


                                                  ----------

                                                 Number of
Selling Securityholder                           Securities
----------------------                           ----------


   Total....................................       9,200,000
                                                   =========

     None of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with the Trust or AES or any of their predecessors or affiliates [except as set forth below].

     Because the selling securityholders may, pursuant to this prospectus, offer all or some portion of the preferred securities, the junior subordinated debentures or the common stock issuable upon conversion of the preferred securities, no estimate can be given as to the amount of the preferred securities, the junior subordinated debentures or the common stock issuable upon conversion of the preferred securities that will be held by the selling securityholders upon termination of any such sales. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their preferred securities, since the date on which they provided the information regarding their preferred securities, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution".

     Only selling securityholders identified above who beneficially own the securities set forth opposite each such selling securityholder's name in the foregoing table on the effective date of the registration statement of which this prospectus forms a part may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of the preferred securities and/or the junior subordinated debentures or common stock issuable upon conversion of the preferred securities by any holder not identified above, this prospectus will be supplemented to set forth the name and number of shares beneficially owned by the selling securityholder intending to sell such preferred securities and/or common stock, and the number of preferred securities and/or shares of common stock to be offered. The prospectus supplement will also disclose whether any selling securityholder selling in connection with such prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, AES or any of our affiliates during the three years prior to the date of the prospectus supplement if such information has not been disclosed herein.

                              PLAN OF DISTRIBUTION

     The securities may be sold from time to time to purchasers directly by the selling securityholders. Alternatively, the selling securityholders may from time to time offer the securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders or the purchasers of such securities for whom they may act as agents. The selling securityholders and any underwriters, broker/dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the securities by the selling securityholders. The foregoing may affect the marketability of such securities.

     We will pay the costs of the registration of the securities, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling securityholders will pay all underwriting discounts and selling commissions, if any. The selling securityholders will be indemnified by AES and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. AES and the Trust will be indemnified by the selling securityholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     The Trust does not intend to list the preferred securities on any securities exchange. The Trust has been advised by the initial purchasers that they intend to make a market in them as permitted by applicable laws and regulations. The initial purchasers are not obligated, however, to make a market in the preferred securities and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the preferred securities.

                                  LEGAL MATTERS

     The validity of the junior subordinated debentures, the common stock issuable upon conversion of the preferred securities, the preferred securities guarantee and certain matters relating thereto and certain U.S. federal income taxation matters will be passed upon for us and the Trust by Davis Polk & Wardwell, New York, New York. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for us and the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from our annual report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                                                      APPENDIX A

                               NOTICE OF TRANSFER
                       PURSUANT TO REGISTRATION STATEMENT


Bank One, National Association
153 West 51st Street
5th Floor
New York, New York

Attention: [Corporate Trust Services Division]

The AES Corporation
1001 N. 19th Street
Arlington, Virginia 22209
Attention: General Counsel

     Re:  AES TRUST VII (the "Trust") PREFERRED SECURITIES
          THE AES CORPORATION (the "Company")

Dear Sirs:

     Please be advised that __________ has transferred Trust Convertible Preferred Securities ("Preferred Securities"), (or 6% Junior Subordinated Debt Securities of the Company or shares of Common Stock of the Company, issued in exchange for or upon conversion of the Preferred Securities) pursuant to an effective Registration Statement on Form S-3 (File No. 333-_____) filed by the Company and the Trust.

     We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the transferred securities is named as a "selling securityholder" in the Prospectus dated o, 2000 or in supplements thereto, and that the aggregate amount of the securities transferred are (or are included in) the securities listed in such Prospectus opposite such owner's name.

Dated:                                            Very truly yours,


                                                  ------------------------------
                                                  Name:


                                                  By:
                                                     ---------------------------
                                                       (Authorized Signature)

================================================================================

                                    9,200,000

                  $3.00 Trust Convertible Preferred Securities
                                  AES Trust VII

                      (liquidation amount $50 per security)
                   fully and unconditionally guaranteed by and
                        convertible into common stock of

                               THE AES CORPORATION

                                     [LOGO]

                             -----------------------


                                   PROSPECTUS

                             -----------------------

                                                                         o, 2000

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration filing fee..........$  121,440
Printing and engraving expenses.....................................$   50,000
Blue sky fees and expenses (including counsel)......................$   20,000
Legal fees and expenses.............................................$   50,000
Fees of accountants.................................................$   30,000
Fees of trustee.....................................................$   15,000
Miscellaneous.......................................................$   13,560
                                                                    ----------
   Total............................................................$  300,000
                                                                    ==========



Item 15.  Indemnification of Directors and Officers

The AES Corporation

     Under the By-Laws of AES, and in accordance with Section 145 of the Delaware General Corporation Law, which we refer to in this registration statement as GCL, AES shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of AES to procure a judgment in its favor, which we refer to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of AES, or is or was serving in such capacity or as an agent at the request of AES for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of AES, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of AES may be similarly indemnified, at the discretion of the board of directors.

     Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to AES, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

     Pursuant to AES's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by AES. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

     In addition, under the AES's By-Laws, AES may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of AES or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not AES would have the power or the obligation to indemnify such person against such liability under the provisions of AES's By-Laws.

The Trust

     The declaration provides that no trustee, affiliate of any trustee, paying agent, or Conversion Agent, or any officer, director, shareholder, member, partner, employee, representative or agent of any trustee, paying agent, or Conversion Agent, each which we refer to in this prospectus as an indemnified person, shall be liable, responsible, or accountable in damages or otherwise to the Trust or any (i) officer, director, shareholder, partner, representative, employee or agent of the Trust or its affiliates, (ii) any officer, director, shareholder, employees, representatives or agents of AES and our affiliates or
(iii) the holders from time to time of Trust's common securities and preferred securities, the persons referred to in (i)-(iii) collectively, referred to in this prospectus as the covered persons, for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the Trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the declaration or by law, except that an indemnified person shall be liable for any such loss, damage, or claim incurred by reason of such indemnified person's gross negligence (but, in the case of the Property Trustee, subject to the Trust Indenture Act) or willful misconduct with respect to such acts or omissions.

     The declaration also provides that, to the full extent permitted by law, AES shall indemnify and hold harmless each indemnified person from and against any loss, damage or claim incurred by such indemnified person by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the Trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the declaration, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence (but, in the case of the Property Trustee, subject to the Trust Indenture Act) or willful misconduct with respect to such acts or omissions.

     The declaration further provides that, to the full extent permitted by law, expenses (including legal fees) incurred by an indemnified person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by AES prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by AES of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified as authorized by the declaration.

Item 16.  Exhibits.

Exhibits   Description of Exhibit
--------   ----------------------

4.1 Junior Subordinated Debt Trust Securities Indenture dated as of March 1, 1997 between AES and Bank One, National Association (formerly known as The First National Bank of Chicago) (incorporated by reference to Registration Statement No. 333-46189 of The AES Corporation and AES Trust II, filed February 12, 1998)

4.1.1 Seventh Supplemental Indenture dated as of May 17, 2000 between AES and Bank One, National Association (formerly known as The First National Bank of Chicago)

4.2 Registration Rights Agreement dated as of May 17, 2000 between The AES Corporation and AES Trust VII and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Salomon Smith Barney Inc.

4.3       Amended and Restated Declaration of Trust of AES Trust VII

4.4       Restated Certificate of Trust of AES Trust VII (included in Exhibit
          4.3)

4.5       Form of Preferred Security (included in Exhibit 4.3)

4.6       Form of Junior Subordinated Debt Trust Security (included in Exhibit
          4.1.1)

4.7       Preferred Securities Guarantee with respect to Preferred Securities

Exhibits   Description of Exhibit
--------   ----------------------

5.1+      Opinion of Davis Polk & Wardwell

5.2+      Opinion of Delaware counsel

8.1+      Opinion of Davis Polk & Wardwell re tax matters

12.1 Statement re: Computation of ratio of earnings to fixed charges (incorporated by reference to Registration Statement No. 333-37924 of The AES Corporation, AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX filed May 26, 2000)

23.1      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

23.2      Consent of Delaware counsel (included in Exhibit 5.2)

23.3      Consent of Deloitte & Touche LLP

24.1      Powers of Attorney for AES (included on signature page)

24.2 Powers of Attorney for AES as sponsor, to sign the Registration Statement on behalf of AES Trust VII (included in Exhibit 4.3)

25.1+ Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture

25.2+ Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust VII

25.3+ Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of AES with respect to the Preferred Securities of AES Trust VII

-------------------
+ To be filed by Amendment.

Item 17.  Undertakings.

     The undersigned registrants, which we refer to in this registration statement as the registrants, hereby undertake:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post- effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of AES's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrar of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AES certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Arlington, State of Virginia on July 6, 2000.

                                        THE AES CORPORATION

                                        By: /s/ Dennis W. Bakke
                                          -------------------------------
                                           Dennis W. Bakke
                                           President and Chief Executive Officer

     AES and each person whose signature appears below constitutes and appoints Dennis W. Bakke and William R. Luraschi and any agent for service named in this registration statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated.

                Signature                                       Title                               Date
               ------------                                    -------                             ------

/s/ Roger W. Sant                             Chairman of the Board                              July 6, 2000
--------------------------------
    Roger W. Sant

/s/ Dennis W. Bakke                           President, Chief Executive Officer and             July 6, 2000
--------------------------------              Director (Principal Executive Officer)
     Dennis W. Bakke

/s/ Alice F. Emerson                          Director                                           July 6, 2000
--------------------------------
    Dr. Alice F. Emerson

/s/ Robert F. Hemphill, Jr.                   Director                                           July 6, 2000
-------------------------------
    Robert F. Hemphill, Jr.

/s/ Frank Jungers                             Director                                           July 6, 2000
--------------------------------
    Frank Jungers

                                      II-5




                Signature                                       Title                               Date
               ------------                                    -------                             ------

                                              Director
--------------------------------
    John H. McArthur

/s/ Hazel O'Leary                             Director                                           July 6, 2000
--------------------------------
    Hazel O'Leary

/s/ Thomas I. Unterberg                       Director                                           July 6, 2000
--------------------------------
    Thomas I. Unterberg

/s/ Robert H. Waterman, Jr.                   Director                                           July 6, 2000
--------------------------------
Robert H. Waterman, Jr.

                                              Senior Vice President and Chief                    July 6, 2000
/s/ Barry J. Sharp                            Financial Officer (Principal Financial
--------------------------------              and Accounting Officer)
   Barry J. Sharp


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AES Trust VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Arlington, State of Virginia on July 6, 2000.

                                        AES TRUST VII

                                        By: The AES Corporation, as Sponsor

                                        By: /s/ Dennis W. Bakke
                                          -------------------------------
                                          Name:  Dennis W. Bakke
                                          Title: Senior Vice President and Chief
                                                   Financial Officer

                                 EXHIBIT INDEX

Exhibits   Description of Exhibit
--------   ----------------------

4.1 Junior Subordinated Debt Trust Securities Indenture dated as of March 1, 1997 between AES and Bank One, National Association (formerly known as The First National Bank of Chicago) (incorporated by reference to Registration Statement No. 333-46189 of The AES Corporation and AES Trust II, filed February 12, 1998)

4.1.1 Seventh Supplemental Indenture dated as of May 17, 2000 between AES and Bank One, National Association (formerly known as The First National Bank of Chicago)

4.2 Registration Rights Agreement dated as of May 17, 2000 between The AES Corporation and AES Trust VII and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Salomon Smith Barney Inc.

4.3       Amended and Restated Declaration of Trust of AES Trust VII

4.4       Restated Certificate of Trust of AES Trust VII (included in Exhibit
          4.3)

4.5       Form of Preferred Security (included in Exhibit 4.3)

4.6       Form of Junior Subordinated Debt Trust Security (included in Exhibit
          4.1.1)

4.7       Preferred Securities Guarantee with respect to Preferred Securities

5.1+      Opinion of Davis Polk & Wardwell

5.2+      Opinion of Delaware counsel

8.1+      Opinion of Davis Polk & Wardwell re tax matters

12.1 Statement re: Computation of ratio of earnings to fixed charges (incorporated by reference to Registration Statement No. 333-37924 of The AES Corporation, AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX filed May 26, 2000)

23.1      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

23.2      Consent of Delaware counsel (included in Exhibit 5.2)

23.3      Consent of Deloitte & Touche LLP

24.1      Powers of Attorney for AES (included on signature page)

24.2 Powers of Attorney for AES as sponsor, to sign the Registration Statement on behalf of AES Trust VII (included in Exhibit 4.3)

25.1+ Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture

25.2+ Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust VII

25.3+ Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of AES with respect to the Preferred Securities of AES Trust VII

-------------------
+ To be filed by Amendment.